Exhibit 10.2

EXECUTION VERSION

TRUST ASSET PURCHASE AGREEMENT

This Trust Asset Purchase Agreement (this “Agreement”), is dated and effective November 19, 2013 between ACRC LENDER LLC, as seller (the “Seller”) and ACRC 2013-FL1 DEPOSITOR LLC, as purchaser (the “Purchaser”).

The Seller desires to sell, assign, transfer and otherwise convey to the Purchaser, and the Purchaser desires to purchase and acquire, subject to the terms and conditions set forth below, the fully-funded pari passu participation interests (each, a “Participation Interest”) in certain commercial and multifamily mortgage loans (collectively, the “Trust Assets”) identified on the schedule annexed hereto as Exhibit A (the “Trust Asset Schedule”).

It is expected that the Trust Assets will be transferred to ACRE Commercial Mortgage Trust 2013-FL1, a trust fund (the “Trust Fund”) to be formed by the Purchaser, the beneficial ownership of which will be evidenced by a series of mortgage pass-through certificates (the “Certificates”).  Certain classes of the Certificates will be rated by DBRS, Inc. (“DBRS”) and Moody’s Investors Service, Inc. (“Moody’s”, and together with DBRS, the “Rating Agencies”), as the case may be.  The Trust Fund will be created and the Certificates will be issued pursuant to a pooling and servicing agreement to be dated as of November 1, 2013 (the “Pooling and Servicing Agreement”), among the Purchaser, as depositor, Wells Fargo Bank, National Association, as master servicer (the “Master Servicer”), Ares Commercial Real Estate Servicer LLC, as special servicer (the “Special Servicer”), U.S. Bank National Association, as certificate administrator, custodian and paying agent (in its capacity as certificate administrator, the “Certificate Administrator”), Trimont Real Estate Advisors, Inc., as trust advisor (the “Trust Advisor”), and U.S. Bank National Association, as trustee (the “Trustee”).

The Purchaser intends to sell and place the Offered Certificates to or through Wells Fargo Securities, LLC and J.P. Morgan Securities LLC (collectively, in such capacity, the “Placement Agents”) pursuant to a placement agency agreement dated as of November 4, 2013 (the “Placement  Agreement”).  Capitalized terms that are used but not defined herein have the respective meanings assigned to them in the Pooling and Servicing Agreement (in effect as of the Closing Date (as defined below)).

Now, therefore, in consideration of the premises and the mutual agreements set forth herein, the parties agree as follows:

Section 1.              Agreement to Purchase.  Subject to the terms and conditions set forth in this Agreement, the Seller agrees to sell, assign, transfer, set over and otherwise convey to the Purchaser upon receipt of the Trust Asset Purchase Price referred to in this Section 1, and the Purchaser agrees to purchase and acquire, the Trust Assets.  The purchase and sale of the Trust Assets shall take place on November 19, 2013 or such other date as shall be mutually acceptable to the parties hereto (the “Closing Date”).  As of the Cutoff Date, the Trust Assets will have an aggregate principal balance (the “Aggregate Cutoff Date Balance”), after application of all payments of principal due thereon on or before the Cutoff Date, whether or not received, of $493,782,965, subject to a variance of plus or minus 5.0%.  The purchase price of the Trust Assets (inclusive of accrued interest) (the “Trust Asset Purchase Price”) shall be equal to the amount set forth on the cross receipt between the Seller and the Purchaser dated the date hereof.

Section 2.              Conveyance of Trust Assets.  (a)  On the Closing Date, subject only to receipt by the Seller of the Trust Asset Purchase Price as described in Section 1, the satisfaction of the other closing conditions required to be satisfied on the part of Purchaser pursuant to Section 7 and the issuance of the Certificates, the Seller agrees to sell, transfer, assign, set over and otherwise convey to the Purchaser, without recourse, all the right, title and interest of the Seller in and to the Trust Assets identified on the Trust Asset Schedule, including all rights to payment in respect thereof, which includes all interest on or with respect to the Trust Assets accrued on or after the Closing Date and all principal received or receivable by the Seller on or with respect to the Trust Assets after the Cutoff Date (subject to the proviso in the next sentence), together with all of the Seller’s right, title and interest in and to the proceeds of any related title, hazard, or other insurance policies and any escrow, reserve, lock-box, cash management or other comparable accounts related to the Trust Assets, and any security interest thereunder (whether in real or personal property and whether tangible or intangible) in favor of the Seller, and together with all of the Seller’s right, title and interest in and to the related Participation Agreement, subject to, with respect to each related Mortgage Loan, the rights of the related Companion Participation Holder and the Trust Asset Seller under the related Participation Agreement.  The Purchaser shall be entitled to (and, to the extent received by or on behalf of the Seller, the Seller shall deliver or cause to be delivered to or at the direction of the Purchaser) all interest on or with respect to the Trust Assets accrued on or after the Closing Date and all scheduled payments of principal due on the Trust Assets after the Cutoff Date, and all other recoveries of principal collected thereon after the Cutoff Date; provided, however, that all interest on or with respect to the Trust Assets accrued before the Closing Date and all scheduled payments of principal due on or before the Cutoff Date and collected after the Cutoff Date shall belong to the Seller, and the Purchaser or its successors or assigns shall promptly remit any such payments to the Seller.

On or prior to the Closing Date, the Seller shall retain a third party vendor (which may be the Trustee) to complete the assignment and recordation or filing of the related Mortgage Loan Documents, as contemplated by the next sentence.  On or promptly following the Closing Date, the Seller shall cause such third party vendor, at the expense of the Seller, (1) to promptly prepare and record (in favor of the Trustee, in trust for the Holders of ACRE Commercial Mortgage Trust 2013-FL1, Commercial Mortgage Pass-Through Certificates, Series 2013-FL1) in the appropriate public recording office (a) in no event later than 30 Business Days following the receipt thereof (and, in any event, within 60 days following the Closing Date), each Assignment of Mortgage referred to in clause (iii) of Exhibit B which has not yet been submitted for recording and (b) in no event later than 30 days following the receipt thereof (and, in any event, within 60 days following the Closing Date), each Reassignment of Assignment of Leases, Rents and Profits referred to in clause (viii)(B) of Exhibit B (if not otherwise included in the related Assignment of Mortgage) which has not yet been submitted for recordation; and (2) to prepare and file in the appropriate public filing office each UCC assignment of financing statement referred to in clause (v)(B) and (xiii) of Exhibit B which has not yet been submitted for filing or recording in no event later than 30 days following the receipt thereof (and, in any event, within 60 days following the Closing Date).  In the event that any such document or instrument is lost or returned unrecorded or unfiled, as the case may be, because of a defect therein, the Seller shall promptly prepare or cause the preparation of a substitute therefor or cure or cause the curing of such defect, as the case may be, and shall thereafter deliver the substitute or corrected document to or at the direction of the Purchaser (or any subsequent owner of the affected Trust

Asset, including without limitation the Trustee) for recording or filing, as appropriate, at the Seller’s expense.  The Seller shall, promptly upon receipt of the original recorded or filed copy (and in no event later than five Business Days following such receipt) deliver such original to the Custodian, with evidence of filing or recording thereon.  Notwithstanding anything to the contrary contained in this Section 2, in those instances where the public recording office retains the original Mortgage, Assignment of Mortgage, Assignment of Leases, Rents and Profits or Reassignment of Assignment of Leases, Rents and Profits, if applicable, after any has been recorded, the obligations hereunder of the Seller shall be deemed to have been satisfied upon delivery to the Custodian of a copy of the recorded original of such Mortgage, Assignment of Mortgage, Assignment of Leases, Rents and Profits or Reassignment of Assignment of Leases, Rents and Profits.

On the Closing Date, upon (i) notification from the Seller that the consideration referred to in Section 1 has been received by the Seller and (ii) the issuance of the Certificates, the Purchaser shall be authorized to release to the Trustee or its designee all of the Mortgage Files in the Purchaser’s possession relating to the Trust Assets.

(b)           In connection with the Seller’s assignment pursuant to subsection (a) above, and subject to subsections (c) and (d) below, the Seller shall deliver to and deposit with, or cause to be delivered to and deposited with, the Custodian, on or before the Closing Date, for each Trust Asset the documents and/or instruments referred to in clauses (i), (ii), (iii), (vii), (viii), (xix), (xx) and (xxi) of Exhibit B for each Trust Asset so assigned (with originals with respect to clauses (i), (iii) and (viii)(B) and copies with respect to clauses (ii), (vii), (viii)(A), (xix), (xx) and (xxi)) and, within 30 days following the Closing Date, the remaining applicable documents referred to in Exhibit B for each such Trust Asset and Companion Participation, with copies to the Master Servicer.

(c)           If the Seller cannot deliver, or cause to be delivered, as to any Trust Asset, the original Note, the Seller shall deliver a copy or duplicate original of such Note, together with an affidavit certifying that the original thereof has been lost or destroyed and an indemnification in connection therewith in favor of the Certificate Administrator and the Trustee.

(d)           If the Seller cannot deliver, or cause to be delivered, as to any Trust Asset, the original or a copy of any of the documents and/or instruments referred to in clauses (ii), (v), (viii)(A), (xiv) and (xvi) of Exhibit B and the UCC financing statements and UCC assignments of financing statements referred to in clause (xiii) of Exhibit B, with evidence of recording or filing thereon, solely because of a delay caused by the public recording or filing office where such document or instrument has been delivered for recordation or filing, or because such original recorded or filed document has been lost or returned from the recording or filing office and subsequently lost, as the case may be, the delivery requirements of Section 2(b) shall be deemed to have been satisfied as to such missing item, and such missing item shall be deemed to have been included in the related Mortgage File, provided that a copy of such document or instrument (without evidence of recording or filing thereon, but certified (which certificate may relate to multiple documents and/or instruments) by the applicable public recording or filing office, the applicable title insurance company or by the Seller to be a true and complete copy of the original thereof submitted for recording or filing, as the case may be) has been delivered to the Custodian within 45 days after the Closing Date, and either the original of such missing document or instrument, or a copy thereof, with evidence of recording or filing, as the case may be, thereon, is delivered to or at the direction of the Purchaser (or any subsequent owner of the affected Trust Asset, including without limitation the Trustee) within 180 days after the Closing Date (or within such longer period after the Closing Date as the Purchaser (or such subsequent owner) may consent to, which consent shall not be unreasonably withheld, conditioned or delayed so long as the Seller has provided the Purchaser (or such subsequent owner) with evidence of such recording or filing, as the case may be, or has certified to the Purchaser (or such subsequent owner) as to the occurrence of such recording or filing, as the case may be, and is, as certified to the Purchaser (or such subsequent owner) no less often than quarterly, in good faith attempting to obtain from the appropriate public recording or filing office such original or copy, provided such extensions do not exceed 24 months in the aggregate).

If the Seller cannot deliver, or cause to be delivered, as to any Trust Asset, the original or a copy of the related lender’s title insurance policy referred to in clause (vii) of Exhibit B solely because such policy has not yet been issued, the delivery requirements of Section 2(b) shall be deemed to be satisfied as to such missing item, and such missing item shall be deemed to have been included in the related Mortgage File, provided that the Seller has delivered to the Custodian a binder marked as binding and countersigned by the title insurer or its authorized agent (which may be a pro forma or specimen title insurance policy which has been accepted or approved in writing as binding by the related title insurance company) or an acknowledged closing instruction or escrow letter, and the Seller shall deliver to the Custodian or at the direction of the Purchaser (or any subsequent owner of the affected Trust Asset, including without limitation the Trustee), promptly following the receipt thereof, the original related lender’s title insurance policy (or a copy thereof).

Notwithstanding anything herein to the contrary, with respect to the documents referred to in clause (xix) and clause (xx) on Exhibit B, the Seller acknowledges that the Master Servicer will hold the original of each such document in trust on behalf of the Trustee in order to draw on such letter of credit on behalf of the Trust and the Seller shall be deemed to have satisfied the delivery requirements of this Agreement by delivering the original of each such document to the Master Servicer.  The Seller shall pay any costs of assignment or amendment of such letter of credit required (which assignment or amendment shall change the beneficiary of the letter of credit to the Trust in care of the Master Servicer) in order for the Master Servicer to draw on such letter of credit on behalf of the Trust.  In the event that the documents specified in clause (xx) on Exhibit B are missing because the related assignment or amendment documents have not been completed, the Seller shall take all reasonably necessary steps to enable the Master Servicer to draw on the related letter of credit on behalf of the Trust including, if necessary, drawing on the letter of credit in its own name pursuant to written instructions from the Master Servicer and immediately remitting such funds (or causing such funds to be remitted) to the Master Servicer.

Contemporaneously with the execution of this Agreement by the Purchaser and the Seller, the Seller shall deliver a power of attorney substantially in the form of Exhibit C hereto to each of the Master Servicer and the Special Servicer, to take such other action as is necessary to effect the delivery, assignment and/or recordation of any documents and/or instruments relating to any Trust Asset which have not been delivered, assigned or recorded at the time required for enforcement by the Trust Fund.  The Seller will be required to effect at its expense the assignment and, if applicable, recordation of its Mortgage Loan Documents until the assignment and recordation of all such Mortgage Loan Documents has been completed.

(e)           Except as provided below, all documents and records in the Seller’s possession (or under its control) relating to the Trust Assets that are not required to be a part of a Mortgage File in accordance with Exhibit B but that are reasonably required to service the Trust Assets and copies of the documents in the Mortgage File (all such other documents and records, including Environmental Reports, as to any Trust Asset, the “Servicing File”), together with all escrow payments, reserve funds and other comparable funds in the possession of the Seller (or under its control) with respect to the Trust Assets, shall (unless they are held by a sub-servicer that shall, as of the Closing Date, begin acting on behalf of the Master Servicer pursuant to a written agreement between such parties) be delivered by the Seller (or its agent) to the Master Servicer (as the Purchaser’s designee) no later than the Closing Date; provided, however, the Seller shall not be required to deliver, and the Servicing File shall not be deemed to include drafts of Mortgage Loan Documents, attorney-client or internal communications of the Seller or its affiliates or Seller’s credit underwriting or due diligence analyses or related data (as distinguished from Environmental Reports, financial statements, credit reports, title reports, structural and engineering reports, appraisals and other reports, analyses or data provided by the Borrowers or third parties other than the Seller’s attorneys).  If a sub-servicer shall, as of the Closing Date, begin acting on behalf of the Master Servicer with respect to any Trust Asset pursuant to a written agreement between such parties, the Seller or its agent shall deliver a copy of the related Servicing File to the Master Servicer.

(f)            Each of the Seller and the Purchaser will treat, and their respective records will reflect, the transfer of the Trust Assets to the Purchaser as a sale, including for tax purposes; provided, however, that each of the Seller and the Purchaser will not treat, and their respective records will not reflect, the transfer of the Trust Assets to the Purchaser as a sale for accounting purposes.  Following the transfer of the Trust Assets to the Purchaser, the Seller will not take any action inconsistent with the ownership of the Trust Assets by the Purchaser or its assignees.

(g)           Furthermore, it is the express intent of the parties hereto that the conveyance of the Trust Assets by Seller to Purchaser as provided in this Agreement be, and be construed as, a sale of the Trust Assets by Seller to Purchaser and not a pledge of the Trust Assets by Seller to Purchaser to secure a debt or other obligation of Seller.  However, in the event that, notwithstanding the intent of the parties, the Trust Assets are held to be property of Seller or if for any reason this Agreement is held or deemed to create a security interest in the Trust Assets:

(i)            this Agreement shall hereby create a security agreement within the meaning of Articles 8 and 9 of the Uniform Commercial Code in effect in the applicable state;

(ii)           the conveyance provided for in this Agreement shall hereby grant from Seller to Purchaser a security interest in and to all of Seller’s right, title, and interest, whether now owned or hereafter acquired, in and to:

(A)          all accounts, contract rights (including any guarantees), general intangibles, chattel paper, instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit and investment property consisting of, arising from or relating to any of the property described in the Trust Assets, including the related Notes, Mortgages and title, hazard and other insurance policies, identified on the Trust Asset Schedule, and all distributions with respect thereto payable after the Cutoff Date;

(B)          all accounts, contract rights, general intangibles, chattel paper, instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit and investment property arising from or by virtue of the disposition of, or collections with respect to, or insurance proceeds payable with respect to, or claims against other Persons with respect to, all or any part of the collateral described in clause (A) above (including any accrued discount realized on liquidation of any investment purchased at a discount), in each case, payable after the Cutoff Date; and

(C)          all cash and non-cash proceeds of the collateral described in clauses (A) and (B) above payable after the Cutoff Date;

(iii)          the possession by Purchaser or its assignee of the Notes and the participation certificates with respect to the Trust Assets and such other goods, letters of credit, advices of credit, instruments, money, documents, chattel paper or certificated securities shall be deemed to be possession by the secured party or possession by a purchaser or a Person designated by him or her, for purposes of perfecting the security interest pursuant to the Uniform Commercial Code (including, without limitation, Sections 9-306, 9-313 and 9-314 thereof) as in force in the relevant jurisdiction; and

(iv)          notifications to Persons holding such property, and acknowledgments, receipts, confirmations from Persons holding such property, shall be deemed to be notifications to, or acknowledgments, receipts or confirmations from, securities intermediaries, bailees or agents of, or Persons holding for (as applicable), Purchaser or its assignee for the purpose of perfecting such security interest under applicable law.

The Seller at the direction of the Purchaser or its assignee, shall, to the extent consistent with this Agreement, take such actions as may be reasonably necessary to ensure that, if this Agreement were deemed to create a security interest in the Trust Assets and the proceeds thereof, such security interest would be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Agreement.  In connection herewith, Purchaser and its assignee shall have all of the rights and remedies of a secured party and creditor under the Uniform Commercial Code as in force in the relevant jurisdiction and may execute and file such UCC Financing Statements as may be reasonably necessary or appropriate to accomplish the foregoing.

(h)           It is further acknowledged and agreed by the Seller that the Purchaser intends to convey all right, title and interest of the Purchaser in and to the Trust Assets and all rights and remedies under this Agreement (excluding the Purchaser’s rights and remedies under Sections 6(f) and 6(g) of this Agreement) to the Trustee on behalf of the Certificateholders, including, without limitation, all rights and remedies as may be available under Section 6 to the Purchaser in the event of a Material Breach or a Material Document Defect, and the Trustee on

behalf of the Certificateholders, as assignee of the Purchaser, or such other party as may be specified in the Pooling and Servicing Agreement, shall be entitled to enforce any obligations of the Seller hereunder in connection with a Material Breach or a Material Document Defect as if the Trustee on behalf of the Certificateholders had been an original party to this Agreement.

(i)            The Seller acknowledges and agrees that the Trust Assets and the related Mortgage Loans will be serviced under and in accordance with the Pooling and Servicing Agreement.

Section 3.              Examination of Mortgage Files and Due Diligence Review.  The Seller shall reasonably cooperate with any examination of the Mortgage Files and Servicing Files that may be undertaken by or on behalf of the Purchaser.  The fact that the Purchaser has conducted or has failed to conduct any partial or complete examination of the Mortgage Files and/or Servicing Files shall not affect the Purchaser’s right to pursue any remedy available in equity or at law under Section 6 for a breach of the Seller’s representations, warranties and covenants set forth in or contemplated by Section 4.

Section 4.              Representations, Warranties and Covenants of the Seller.  (a)  The Seller hereby makes, as of the date hereof (or as of such other date specifically provided in the particular representation or warranty), to and for the benefit of the Purchaser, each of the representations and warranties set forth in Exhibit D with respect to each Trust Asset, subject to the exceptions set forth in Schedule D-1 to Exhibit D.

(b)           In addition the Seller, as of the date hereof, hereby represents and warrants to, and covenants with, the Purchaser that:

(i)            The Seller is a limited liability company, duly organized, validly existing and in good standing under the laws of the State of Delaware and is in compliance with the laws of each State in which any Mortgaged Property is located to the extent necessary to ensure the enforceability of each Trust Asset and to perform its obligations under this Agreement.

(ii)           The execution and delivery of this Agreement by the Seller, and the performance of, and compliance with, the terms of this Agreement by the Seller, do not violate the Seller’s organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets, or result in the creation or imposition of any lien on any of the Seller’s assets or property, in each case which materially and adversely affects the ability of the Seller to carry out the transactions contemplated by this Agreement.

(iii)          The Seller has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

(iv)          This Agreement, assuming due authorization, execution and delivery by the Purchaser, constitutes a valid, legal and binding obligation of the Seller, enforceable against the Seller in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, receivership, conservatorship, liquidation, moratorium and other laws affecting the enforcement of creditors’ rights generally, (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law, and (C) public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the enforceability of the provisions of this Agreement that purport to provide indemnification or contribution for securities laws liabilities.

(v)           The Seller is not in violation of, and its execution and delivery of this Agreement and its performance of, and compliance with, the terms of this Agreement do not constitute a violation of, any law, any judgment, order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Seller’s good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Seller to perform its obligations under this Agreement or the financial condition of the Seller.

(vi)          No litigation is pending or, to the best of the Seller’s knowledge, threatened against the Seller, the outcome of which, in the Seller’s good faith and reasonable judgment, is likely to materially and adversely affect the ability of the Seller to perform its obligations under this Agreement or the financial condition of the Seller.

(vii)         The Seller has not dealt with any broker, investment banker, agent or other Person, other than the Purchaser, the Placement Agents, and their respective affiliates, that may be entitled to any commission or compensation in connection with the sale of the Trust Assets or the consummation of any of the other transactions contemplated hereby.

(viii)        No consent, approval, authorization or order of, registration or filing with, or notice to, any governmental authority or court is required, under federal or state law (including, with respect to any bulk sale laws), for the execution, delivery and performance by the Seller of, or compliance by the Seller with, this Agreement, or the consummation by the Seller of any transaction contemplated hereby, other than (1) the filing or recording of financing statements, instruments of assignment and other similar documents necessary in connection with the Seller’s sale and contribution of the Trust Assets to the Purchaser pursuant to this Agreement, (2) such consents, approvals, authorizations, qualifications, registrations, filings or notices as have been obtained, made or given and (3) where the lack of such consent, approval, authorization, qualification, registration, filing or notice would not have a material adverse effect on the performance by the Seller under this Agreement.

(c)           [Reserved]

(d)           Upon discovery by any of the Seller or the parties to the Pooling and Servicing Agreement of a Defect (as defined below) or a breach of any of the representations and warranties made pursuant to subsection (a) above and set forth in Exhibit D which materially and adversely affects the value of any Trust Asset, the value of the related Mortgaged Property or the interests therein of the Purchaser or the Trustee on behalf of the Certificateholders, or causes any Trust Asset not to be a Qualified Mortgage, the party discovering such breach shall (if the discovering party is the Seller), or shall be required pursuant to the Pooling and Servicing Agreement (if the discovering party is a party to the Pooling and Servicing Agreement) to, give prompt written notice of such breach to the Seller and/or the other parties, as applicable.

(e)           The Seller hereby agrees that it shall be deemed to make to and for the benefit of the Purchaser, as of the date of substitution, with respect to any Qualifying Substitute Trust Asset that is substituted for a Trust Asset by the Seller pursuant to Section 6(a) of this Agreement, each of the representations and warranties set forth in Exhibit D to this Agreement, including permitted exceptions thereto.  For purposes of the representations and warranties set forth in Exhibit D, representations and warranties made as of the Closing Date or as of the Cutoff Date shall, in the case of a Qualifying Substitute Trust Asset that is substituted for a Trust Asset, be made as of the date of substitution.  From and after the date of substitution, each such Qualifying Substitute Trust Asset, if any, shall be deemed to constitute a “Trust Asset” hereunder for all purposes.

Section 5.              Representations, Warranties and Covenants of the Purchaser.  (a)  The Purchaser, as of the date hereof, hereby represents and warrants to, and covenants with, the Seller that:

(i)            The Purchaser is a limited liability company duly organized, validly existing and in good standing under the laws of State of Delaware.

(ii)           The execution and delivery of this Agreement by the Purchaser, and the performance of, and compliance with, the terms of this Agreement by the Purchaser, do not violate the Purchaser’s organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets.

(iii)          The Purchaser has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

(iv)          This Agreement, assuming due authorization, execution and delivery by the Seller, constitutes a valid, legal and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, receivership, moratorium and other laws affecting the enforcement of creditors’ rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

(v)           The Purchaser is not in violation of, and its execution and delivery of this Agreement and its performance of, and compliance with, the terms of this Agreement will not constitute a violation of, any law, any judgment, order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Purchaser’s good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Purchaser to perform its obligations under this Agreement or the financial condition of the Purchaser.

(vi)          No litigation is pending or, to the best of the Purchaser’s knowledge, threatened against the Purchaser which would prohibit the Purchaser from entering into this Agreement or, in the Purchaser’s good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Purchaser to perform its obligations under this Agreement or the financial condition of the Purchaser.

(vii)         The Purchaser has not dealt with any broker, investment banker, agent or other Person, other than the Seller, the Placement Agents and their respective affiliates, that may be entitled to any commission or compensation in connection with the purchase and acquisition of the Trust Assets or the consummation of any of the transactions contemplated hereby.

(viii)        No consent, approval, authorization or order of, registration or filing with, or notice to, any governmental authority or court is required, under federal or state law, for the Purchaser’s execution, delivery and performance of or compliance by the Purchaser with this Agreement, or the consummation by the Purchaser of any transaction contemplated hereby, other than (1) such consents, approvals, authorizations, qualifications, registrations, filings or notices as have been obtained, made or given and (2) where the lack of such consent, approval, authorization, qualification, registration, filing or notice would not have a material adverse effect on the performance by the Purchaser under this Agreement.

(b)           Upon discovery by any of the parties hereto of a breach of any of the representations and warranties set forth above which materially and adversely affects the interests of the Purchaser or the Seller, the party discovering such breach shall give prompt written notice of such breach to the other party or parties hereto.

Section 6.              Repurchases; Substitutions.  (a)  If the Purchaser discovers or receives notice that any document constituting a part of a Mortgage File has not been delivered within the time periods provided for herein, has not been properly executed, is missing, does not appear to be regular on its face or contains information that does not conform in any material respect with the corresponding information set forth in the Trust Asset Schedule (each, a “Defect”), or discovers or receives notice of a breach of any representation or warranty of the Seller made pursuant to Section 4(a) of this Agreement with respect to any Trust Asset (a “Breach”), and if such Defect is a Material Document Defect or such Breach is a Material Breach, then the Purchaser (or, following the assignment of the Trust Assets to the Trust Fund, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Trust Advisor or the Custodian, on behalf of the Trust Fund) shall give prompt written notice thereof to the Seller.  If any such Defect or Breach materially and adversely affects the value of any Trust Asset, the value of the related Mortgaged Property or the interests therein of the Purchaser (or, following the assignment of the Trust Assets to the Trust Fund, the Trustee), or causes such Trust Asset not to be a Qualified Mortgage, then such Defect shall constitute a “Material Document Defect” or such Breach shall constitute a “Material Breach,” as the case may be.

Promptly upon receiving written notice of any Material Document Defect or Material Breach with respect to a Trust Asset, accompanied by a written demand to take the actions contemplated by this sentence, the Seller shall, not later than 90 days from the Seller’s receipt from the Purchaser (or, following the assignment of the Trust Assets to the Trust Fund, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Trust Advisor or the Custodian, on behalf of the Trust Fund) of notice of, and demand to take action with respect to, such Material Document Defect or Material Breach, as the case may be (or, in the case of a Material Document Defect or Material Breach relating to a Trust Asset not being a Qualified Mortgage, not later than 90 days after the Seller or any party to the Pooling and Servicing Agreement discovering such Material Document Defect or Material Breach) (any such 90-day period, the “Initial Resolution Period”), (i) cure the same in all material respects, (ii) repurchase the affected Trust Asset at the applicable Repurchase Price or (iii) substitute a Qualifying Substitute Trust Asset for such affected Trust Asset (provided that in no event shall such substitution occur later than the second anniversary of the Closing Date) and pay to the Master Servicer for deposit into the Collection Account any Substitution Shortfall Amount in connection therewith; provided that if (i) such Material Document Defect or Material Breach is capable of being cured but not within the Initial Resolution Period, (ii) such Material Document Defect or Material Breach is not related to any Trust Asset’s not being a Qualified Mortgage and (iii) the Seller has commenced and is diligently proceeding with the cure of such Material Document Defect or Material Breach within the Initial Resolution Period, then the Seller shall have an additional period equal to the applicable Resolution Extension Period to complete such cure or, failing such cure, to repurchase the Trust Asset or substitute a Qualifying Substitute Trust Asset.

If the Seller is notified of a Defect in any Mortgage File that also affects information set forth in the Trust Asset Schedule, the Seller shall promptly correct such Defect and provide a new, corrected Trust Asset Schedule to the Purchaser, which corrected Trust Asset Schedule shall be deemed to amend and replace the existing Trust Asset Schedule for all purposes.  The failure of the Purchaser, the Master Servicer, the Special Servicer, the Trust Advisor, the Certificate Administrator or the Trustee to notify the Seller of a Material Document Defect or Material Breach shall not constitute a waiver of any cure or repurchase obligation, provided that, unless such Material Document Defect or Material Breach is related to a Trust Asset not being a Qualified Mortgage, the Seller must receive written notice thereof as described in this Section 6(a) before commencement of the Initial Resolution Period.

If (x) there exists a Breach of any representation or warranty on the part of the Seller as set forth in, or made pursuant to, representation 29 of Exhibit D to this Agreement solely relating to fees and expenses payable by the Borrower associated with the waiver of a “due-on-sale” provision or a “due-on-encumbrance” provision or the release of any Mortgaged Property, and (y) the related Mortgage Loan Documents specifically prohibit the Master Servicer or Special Servicer from requiring the related Borrower to pay such fees and expenses, then, upon notice by the Master Servicer or Special Servicer, the Seller may cure such breach by transferring to the Collection Account, within 90 days of the Seller’s receipt of such notice, the amount of any such fees and expenses borne by the Trust Fund that are the basis of such Breach.  Upon its making such deposit, the Seller shall be deemed to have cured such Breach in all respects.  Provided such payment is made, this paragraph describes the sole remedy available to the Purchaser and its assignees regarding any such Breach, regardless of whether it constitutes a Material Breach, and the Seller shall not be obligated to repurchase or otherwise cure such Breach.

Notwithstanding the foregoing provisions of this Section 6(a), in lieu of the Seller performing its obligations with respect to any Material Breach or Material Document Defect provided in the four preceding paragraphs, to the extent that the Seller and the Trust Advisor on behalf of the Purchaser (with the consent of the Directing Holder for so long as no Control Termination Event has occurred and is continuing) are able to agree upon a cash payment payable by such Seller to the Special Servicer on behalf of the Purchaser that would be deemed sufficient to compensate the Purchaser for a Material Breach or Material Document Defect (a “Loss of Value Payment”), the Seller may elect, in its sole discretion, to pay such Loss of Value Payment.  Upon its making such payment, the Seller shall be deemed to have cured the related Material Breach or Material Document Defect in all respects.  A Loss of Value Payment shall not be made with respect to a Material Breach or Material Document Defect that is related to a Trust Asset not being a Qualified Mortgage.

(b)           In connection with any repurchase of, or substitution for, a Trust Asset contemplated by this Section 6:

(i)            the Custodian, the Master Servicer (with respect to any such Trust Asset other than a Specially Serviced Mortgage Loan) and the Special Servicer (with respect to any such Trust Asset that is a Specially Serviced Mortgage Loan), pursuant to the Pooling and Servicing Agreement, shall each be required to tender to the Seller, and the Seller shall be entitled to receive therefrom, all portions of the Mortgage File and other documents pertaining to such Mortgage Loan of the related Trust Asset possessed by it, upon delivery:

(A)          to the Master Servicer or the Special Servicer, as applicable, of a trust receipt, and

(B)          to the Custodian by the Master Servicer or the Special Servicer, as applicable, of a Request for Release and an acknowledgement by the Master Servicer or Special Servicer, as applicable, of its receipt of the Repurchase Price or the Substitution Shortfall Amount from the Seller;

(ii)           each document that constitutes a part of the Mortgage File that was endorsed or assigned to the Trustee shall be endorsed or assigned without recourse in the form of endorsement or assignment provided to the Custodian by the Seller, as the case may be, to the Seller as shall be necessary to vest in the Seller the legal and beneficial ownership of each Removed Trust Asset to the extent such ownership was transferred to the Trustee; and

(iii)          the Certificate Administrator, the Master Servicer and the Special Servicer shall release, or cause the release of, any escrow payments and reserve funds held by or on behalf of the Certificate Administrator, the Master Servicer or the Special Servicer, as the case may be, in respect of such Removed Trust Asset(s) to the Seller.

(c)           This Section 6 provides the sole remedies available to the Purchaser, and its successors and permitted assigns (i.e., the Trustee and the holders of the Certificates) in respect of any Defect in a Mortgage File or any Breach.  If the Seller defaults on its obligations to cure, to repurchase, or to substitute for, any Trust Asset in accordance with this Section 6, or disputes its obligation to cure, to repurchase, or to substitute for, any Trust Asset in accordance with Section 6, the Purchaser may take such action as is appropriate to enforce such payment or performance, including, without limitation, the institution and prosecution of appropriate proceedings.  To the extent the Purchaser prevails in such proceeding, the Seller shall reimburse the Purchaser for all necessary and reasonable costs and expenses incurred in connection with the enforcement of such obligation of the Seller to cure, to repurchase, or to substitute for, any Trust Asset in accordance with this Section 6.

(d)           Notwithstanding the foregoing, if there is a Material Breach or Material Document Defect with respect to one or more Mortgaged Properties with respect to a Trust Asset, the Seller shall not be obligated to repurchase the Trust Asset if (i) the affected Mortgaged Property may be released pursuant to the terms of any partial release provisions in the related Mortgage Loan Documents (and such Mortgaged Property is, in fact, released), (ii) the remaining Mortgaged Property(ies) satisfy the requirements, if any, set forth in the Mortgage Loan Documents and the Seller provides an Opinion of Counsel to the effect that such release would not cause an Adverse REMIC Event to occur and (iii) each Rating Agency then rating the Certificates shall have provided a No Downgrade Confirmation with respect to such release.

(e)           As to any Qualifying Substitute Trust Asset, at the direction of the Trustee, the Seller shall deliver to the Custodian for such Qualifying Substitute Trust Asset (with a copy to the Master Servicer), the related Mortgage File with the related Note endorsed as required by clause (i) of Exhibit B hereto.  Pursuant to the Pooling and Servicing Agreement, Monthly Payments due with respect to Qualifying Substitute Trust Assets in or prior to the month of substitution shall not be part of the Trust Fund and, if received by the Master Servicer, shall be remitted by the Master Servicer to the Seller on the next succeeding Distribution Date.  For the month of repurchase or substitution, distributions to Certificateholders pursuant to the Pooling and Servicing Agreement will include the Monthly Payment(s) due on the related Removed Trust Asset, if and to the extent received by the Master Servicer or the Special Servicer on behalf of the Trust on or prior to the related date of repurchase or substitution, as applicable, and the Seller shall be entitled to retain all amounts received thereafter in respect of such Removed Trust Asset.

In any month in which the Seller substitutes one or more Qualifying Substitute Trust Assets for one or more Removed Trust Assets, pursuant to this Agreement, the Master Servicer will determine the applicable Substitution Shortfall Amount.  At the direction of the Certificate Administrator, the Seller shall deposit, or deliver to the Master Servicer for deposit, into the Collection Account cash equal to such amount concurrently with the delivery of the Mortgage Files for such Qualifying Substitute Trust Assets, without any reimbursement thereof and shall give written notice to the Purchaser, the Trustee and the Master Servicer of such deposit.  Any

Trust Asset that is repurchased or replaced by the Seller pursuant to this Section 6 shall constitute a “Removed Trust Asset”.

(f)            If the Seller (i) receives from any Person (other than the Depositor) any Repurchase Communication of a Repurchase Request; (ii) rejects any Repurchase Request or is in dispute with the Person making any Repurchase Request as to the merits of such Repurchase Request (a “Dispute”); or (iii) receives a Repurchase Communication of a Repurchase Request Withdrawal, then the Seller shall deliver notice thereof (each, a “15Ga-1 Notice”) to the Depositor within ten Business Days of the Seller’s receipt thereof (or in the case of a rejection or Dispute, the occurrence thereof).  Each 15Ga-1 Notice shall include (i) the identity of the related Trust Asset, (ii) the date the Repurchase Communication of the Repurchase Request or the Repurchase Request Withdrawal was received, as applicable, and (iii) in the case of a Repurchase Request, the identity of the Person making such Repurchase Request and, if known, the basis for the Repurchase Request (as asserted in the Repurchase Request).

“Repurchase Communication” means, for purposes of this Section 6(e) only, any communication, whether oral or written, which need not be in any specific form.

(g)           The Seller shall provide to the Depositor relevant portions of any Form ABS-15G that the Seller is required to file with the Securities and Exchange Commission (only to the extent that such portions relate to any Trust Asset) on or before the date that is five (5) Business Days before the date such Form ABS-15G is required to be filed with the Securities and Exchange Commission.

(h)           The Seller agrees that a 15Ga-1 Notice Provider will not, in connection with providing the Seller with any 15Ga-1 Notice (as defined in the Pooling and Servicing Agreement), be required to provide any information protected by the attorney-client privilege or attorney work product doctrines.  In addition, the Seller hereby acknowledges that (i) any 15Ga-1 Notice provided pursuant to Section 2.03(d) of the Pooling and Servicing Agreement is so provided only to assist the Seller, the Seller, the Depositor and its Affiliates to comply with Rule 15Ga-1 under the Exchange Act, Items 1104 and 1121 of Regulation AB and any other requirement of law or regulation and (ii) (A) no action taken by, or inaction of, a 15Ga-1 Notice Provider and (B) no information provided pursuant to Section 2.03(d) of the Pooling and Servicing Agreement by a 15Ga-1 Notice Provider, shall be deemed to constitute a waiver or defense to the exercise of  any legal right the 15Ga-1 Notice Provider may have with respect to this Agreement, including with respect to any Repurchase Request that is the subject of a 15Ga-1 Notice.

(i)            Each party hereto agrees that the receipt of a 15Ga-1 Notice or the delivery of any notice required to be delivered pursuant to Sections 6(f)—(h) of this Agreement shall not, in and of itself, constitute delivery of notice of, receipt of notice of, or knowledge of the Seller of, any Material Document Defect or Material Breach.

Section 7.              Closing.  The closing of the purchase and sale of the Trust Assets (the “Closing”) shall be held at the offices of Dechert LLP, Cira Centre, 2929 Arch Street, Philadelphia, Pennsylvania 19104 at 10:00 a.m., New York City time, on the Closing Date.

The Closing shall be subject to each of the following conditions:

(i)            All of the representations and warranties of the Seller and the Purchaser specified herein shall be true and correct as of the Closing Date;

(ii)           All documents specified in Section 8 (the “Closing Documents”), in such forms as are agreed upon and acceptable to the Purchaser and, in the case of the Pooling and Servicing Agreement (insofar as such agreement affects the obligations of the Seller hereunder or the rights of the Seller hereunder or thereunder) and other documents to be delivered by or on behalf of the Purchaser, to the Seller, shall be duly executed and delivered by all signatories as required pursuant to the respective terms thereof;

(iii)          The Seller shall have delivered and released to the Trustee, the Purchaser or the Purchaser’s designee, as the case may be, all documents and funds required to be so delivered on or before the Closing Date pursuant to Section 2;

(iv)          The result of any examination of the Mortgage Files and Servicing Files performed by or on behalf of the Purchaser pursuant to Section 3 shall be satisfactory to the Purchaser in its reasonable determination;

(v)           All other terms and conditions of this Agreement required to be complied with on or before the Closing Date shall have been complied with, and the Seller shall have the ability to comply with all terms and conditions and perform all duties and obligations required to be complied with or performed after the Closing Date;

(vi)          The Seller shall have received the Trust Asset Purchase Price, and the Seller shall have paid or agreed to pay all fees, costs and expenses payable by it to the Purchaser as of the Closing Date pursuant to this Agreement; and

(vii)         The Placement Agreement shall not have been terminated in accordance with its terms.

Both parties agree to use their reasonable best efforts to perform their respective obligations hereunder in a manner that will enable the Purchaser to purchase the Trust Assets on the Closing Date.

Section 8.              Closing Documents.  The Closing Documents shall consist of the following:

(a)           This Agreement duly executed and delivered by the Purchaser and the Seller;

(b)           An Officer’s Certificate substantially in the form of Exhibit E hereto, executed by the Secretary or an assistant secretary of the Seller, and dated the Closing Date, and upon which the Purchaser and the Placement Agents may rely, attaching thereto as an exhibit the Limited Liability Company Operating Agreement of the Seller;

(c)           A certificate of good standing regarding the Seller from the Secretary of State for the State of Delaware, dated not earlier than 30 days prior to the Closing Date;

(d)           Written opinions of counsel (which may include opinions of in-house counsel, outside counsel or a combination thereof) for the Seller, in form reasonably acceptable to counsel for the Purchaser and subject to such reasonable assumptions and qualifications as may be requested by counsel for the Seller and acceptable to counsel for the Purchaser, dated the Closing Date and addressed to the Purchaser and the Placement Agents;

(e)           Any other opinions of counsel for the Seller reasonably requested by the Rating Agencies in connection with the issuance of the Certificates, each of which shall include the Purchaser and the Placement Agents as addressees; and

(f)            Such further certificates, opinions and documents as the Purchaser may reasonably request.

Section 9.              Costs.  The Seller shall pay (or shall reimburse the Purchaser to the extent that the Purchaser has paid) (a) the fees and expenses of counsel to the Seller and (b) the expenses of filing or recording UCC assignments of financing statements, assignments of Mortgage and Reassignments of Assignments of Leases, Rents and Profits with respect to the Trust Assets as set forth in this Agreement and the costs of assignment or amendment of any letter of credit.  All other costs and expenses in connection with the transactions contemplated hereunder shall be borne by the party incurring such expense.

Section 10.            Notices.  All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if (a) personally delivered, (b) mailed by registered or certified mail, postage prepaid and received by the addressee, (c) sent by overnight mail or courier service and received by the addressee or (d) transmitted by facsimile (or any other type of electronic transmission agreed upon by the parties) and confirmed by a writing delivered by any of the means described in (a), (b) or (c), and if (i) to the Purchaser, addressed to ACRC 2013-FL1 Depositor LLC, One North Wacker, 48th Floor, Chicago, IL 60606, Attention:  Legal Department, facsimile no. (312) 252-7501, with a copy to Dechert LLP, 2929 Arch Street, Philadelphia, PA 19104, Attention:  Richard Jones, facsimile no. (215) 655-2501, or such other address or facsimile number as may hereafter be furnished to the Seller in writing by the Purchaser; and (ii) to the Seller, addressed to ACRC Lender LLC, One North Wacker, 48th Floor, Chicago, IL 60606, Attention:  Legal Department, facsimile no. (312) 252-7501, with a copy to Dechert LLP, 2929 Arch Street, Philadelphia, PA 19104, Attention:  Richard Jones, facsimile no. (215) 655-2501, or to such other address or facsimile number as the Seller may designate in writing to the Purchaser and the Seller.

Section 11.            Representations, Warranties and Agreements to Survive Delivery.  All representations, warranties and agreements contained in this Agreement, incorporated herein by reference or contained in the certificates of officers of the Seller submitted pursuant hereto, shall remain operative and in full force and effect and shall survive delivery of the Trust Assets by the Seller to the Purchaser or its designee.

Section 12.            Severability of Provisions.  Any part, provision, representation, warranty or covenant of this Agreement that is prohibited or which is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.  Any part, provision, representation, warranty or covenant of this

Agreement that is prohibited or unenforceable or is held to be void or unenforceable in any particular jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.  To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof.

Section 13.            Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.  Delivery of an executed counterpart of a signature page of this Agreement in Portable Document Format (PDF) or by facsimile transmission shall be as effective as delivery of a manually executed original counterpart of this Agreement.

Section 14.            Governing Law.  THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT, THE RELATIONSHIP OF THE PARTIES TO THIS AGREEMENT, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES TO THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CHOICE OF LAW RULES THEREOF.  THE PARTIES HERETO INTEND THAT THE PROVISIONS OF SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY TO THIS AGREEMENT.

Section 15.            Waiver of Jury Trial; Consent to Jurisdiction.  TO THE FULLEST EXTENT PERMITTED UNDER APPLICABLE LAW, EACH PARTY HERETO WAIVES ITS RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, ANY ASSIGNMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY PARTY AGAINST THE OTHER PARTIES, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE.  EACH PARTY HERETO AGREES THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY.  WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT, ANY ASSIGNMENT OR ANY PROVISION HEREOF OR THEREOF.  THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR ANY ASSIGNMENT.

TO THE FULLEST EXTENT PERMITTED UNDER APPLICABLE LAW, EACH PARTY HERETO HEREBY IRREVOCABLY (I) SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE AND FEDERAL COURTS SITTING IN NEW YORK CITY WITH RESPECT TO MATTERS ARISING OUT OF OR RELATING TO THIS AGREEMENT; (II) AGREES THAT ALL CLAIMS WITH RESPECT TO SUCH MATTERS MAY BE HEARD

AND DETERMINED IN SUCH NEW YORK STATE OR FEDERAL COURTS; (III) WAIVES THE DEFENSE OF AN INCONVENIENT FORUM IN ANY ACTION OR PROCEEDING INVOLVING SUCH CLAIMS IN ANY SUCH COURT; AND (IV) AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

Section 16.            Further Assurances.  The Seller and the Purchaser agree to execute and deliver such instruments and take such further actions as the other party may, from time to time, reasonably request in order to effectuate the purposes and to carry out the terms of this Agreement.

Section 17.            Successors and Assigns.  The rights and obligations of the Seller under this Agreement shall not be assigned by the Seller without the prior written consent of the Purchaser, except that any Person into which the Seller may be merged or consolidated, or any corporation or other entity resulting from any merger, conversion or consolidation to which the Seller is a party, or any Person succeeding to all or substantially all of the business of the Seller shall be the successor to the Seller, hereunder.  The Purchaser has the right to assign its interest under this Agreement, in whole or in part (excluding the Purchaser’s rights and remedies under Sections 6(f) and 6(g) and Section 9(a) of this Agreement), to the Trustee, for the benefit of the Certificateholders, as may be required to effect the purposes of the Pooling and Servicing Agreement and, upon such assignment, the Trustee shall, to the extent of such assignment, succeed to the rights hereunder of the Purchaser, provided that the Trustee shall have no right to further assign such rights to any other Person.  Subject to the foregoing, this Agreement shall bind and inure to the benefit of and be enforceable by the Seller and the Purchaser, and their permitted successors and permitted assigns.

Section 18.            Amendments.  No term or provision of this Agreement may be amended, waived, modified or in any way altered, unless such amendment, waiver, modification or alteration is in writing and signed by a duly authorized officer of the parties against whom such amendment, waiver, modification or alteration is sought to be enforced.

Section 19.            No Petition; No Recourse.  The Purchaser, by entering into this Agreement, agrees that it will not at any time institute against the Seller, or join in any institution against the Seller of, any receivership, insolvency, bankruptcy or other similar proceedings, or other proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to this Agreement; provided, however, that nothing contained herein shall prohibit or otherwise prevent the Purchaser from filing proofs of claim in any such proceeding.  No recourse may be taken, directly or indirectly, with respect to the obligations of the Trust Fund on the Certificates or under this Agreement or any certificate or other writing delivered in connection herewith or therewith, against the Seller.  The Purchaser acknowledges that it will only look to the Seller in connection with any obligations of the Seller under this Agreement or arising in connection herewith.

IN WITNESS WHEREOF, the Seller and the Purchaser have caused their names to be signed hereto by their respective duly authorized officers as of the date first above written.

ACRC LENDER LLC, as Seller

By:	/s/ Thomas A. Jaekel
Name: Thomas A. Jaekel
Title: Vice President

ACRC 2013-FL1 DEPOSITOR LLC, as Purchaser

By:	/s/ Thomas A. Jaekel
Name: Thomas A. Jaekel
Title: Vice President

EXHIBIT A

TRUST ASSET SCHEDULE

The Trust Asset Schedule shall set forth, among other things, the following information with respect to each Trust Asset and related Mortgage Loan:

(i)            the Asset Number;

(ii)           the Trust Asset name;

(iii)          the street addresses (including city, state and zip code) of the related Mortgaged Property or Mortgaged Properties;

(iv)          the Mortgage Rate in effect as of the Cutoff Date;

(v)           the original principal balance;

(vi)          the Stated Principal Balance of such Trust Asset and the related Mortgage Loan as of the Cutoff Date;

(vii)         the Maturity Date of the Trust Asset and the related Mortgage Loan;

(viii)        the Due Date of the related Mortgage Loan;

(ix)          the amount of the Monthly Payment on the related Mortgage Loan due on the first Due Date following the Cutoff Date that is allocable to such Trust Asset;

(x)           the Servicing Fee Rate; and

(xi)          whether any letter of credit is held by the lender as a beneficiary or is assigned as security for such Trust Asset.

Such list may be in the form of more than one list, collectively setting forth all of the information required.  Certain of the above-referenced items are described on the Trust Asset Schedule attached hereto.

A-1

TRUST ASSET SCHEDULE

(Attached)

A-2

EXHIBIT B

THE MORTGAGE FILE

The “Mortgage File” for any Trust Asset and related Mortgage Loan shall, subject to Sections 2(b), 2(c) and 2(d) of this Agreement, collectively consist of the following documents:

(i)            (A)  the original mortgage Note, bearing, or accompanied by, all prior or intervening endorsements, endorsed by the most recent endorsee prior to the Trustee or, if none, by the Originator, without recourse, either in blank or to the order of the Trustee in the following form: “Pay to the order of U.S. Bank National Association, as Trustee for the registered holders of ACRE Commercial Mortgage Trust 2013-FL1, Commercial Mortgage Pass-Through Certificates, without recourse”, (B) either (1) the original participation certificate bearing or accompanied by, all prior or intervening endorsements, endorsed by the most recent endorsee prior to the Trustee or, if none, by the Originator, without recourse, either in blank or to the order of the Trustee in the following form: “Pay to the order of U.S. Bank National Association, as Trustee for the registered holders of ACRE Commercial Mortgage Trust 2013-FL1, Commercial Mortgage Pass-Through Certificates, without recourse” or (2) a new participation certificate registered in the name of the Trustee in the following form: “U.S. Bank National Association, as Trustee for the registered holders of ACRE Commercial Mortgage Trust 2013-FL1, Commercial Mortgage Pass-Through Certificates” and (C) a copy of the executed participation certificate for the related Companion Participation;

(ii)           the original (or a copy thereof certified from the applicable recording office) of the Mortgage and, if applicable, the originals (or copies thereof certified from the applicable recording office) of any intervening assignments thereof showing a complete chain of assignment from the Originator of the Trust Asset and the related Mortgage Loan to the most recent assignee of record thereof prior to the Trustee, if any, in each case with evidence of recording indicated thereon;

(iii)          an original assignment of the Mortgage, in recordable form, executed by the most recent assignee of record thereof prior to the Trustee or, if none, by the Originator, either in blank or in favor of U.S. Bank National Association, as Trustee for the registered holders of ACRE Commercial Mortgage Trust 2013-FL1, Commercial Mortgage Pass-Through Certificates;

(iv)          (A)  an original or copy of any related security agreement (if such item is a document separate from the Mortgage) and, if applicable, the originals or copies of any intervening assignments thereof showing a complete chain of assignment from the Originator of the related Mortgage Loan to the most recent assignee thereof prior to the Trustee, if any; and (B) an original assignment of any related security agreement (if such item is a document separate from the related Mortgage) executed by the most recent assignee thereof prior to the Trustee or, if none, by the Originator, either in blank or in favor of the Trustee (in such capacity, for the benefit of the Certificateholders), which assignment may be included as part of the corresponding assignment of Mortgage referred to in clause (iii) above;

(v)           (A)  stamped or certified copies of any UCC financing statements and continuation statements which were filed in order to perfect (and maintain the perfection of) any security interest held by the Originator of the related Mortgage Loan (and each assignee of record prior to the Trustee) in and to the personalty of the Borrower at the Mortgaged Property (in each case with evidence of filing or recording thereon) and which were in the possession of the Seller (or its agent) at the time the Mortgage Files were delivered to the Custodian, together with original UCC-2 or UCC-3 assignments of financing statements showing a complete chain of assignment from the secured party named in such UCC-1 financing statement to the most recent assignee of record thereof prior to the Trustee, if any, and (B) if any such security interest is perfected and the earlier UCC financing statements and continuation statements were in the possession of the Seller, an assignment of UCC financing statement by the most recent assignee of record prior to the Trustee or, if none, by the Originator, evidencing the transfer of such security interest, either in blank or in favor of the Trustee (in such capacity, for the benefit of the Certificateholders); provided that other evidence of filing or recording reasonably acceptable to the Trustee may be delivered in lieu of delivering such UCC financing statements including, without limitation, evidence of such filed or recorded UCC financing statement as shown on a written UCC search report from a reputable search firm, such as CSC/LexisNexis Document Solutions, Corporation Service Company, CT Corporation System and the like or printouts of on-line confirmations from such UCC filing or recording offices or authorized agents thereof;

(vi)          the original or a copy of the Loan Agreement relating to such Trust Asset, if any;

(vii)         the original or a copy of the lender’s title insurance policy issued in connection with the origination of the related Mortgage Loan, together with all endorsements or riders (or copies thereof) that were issued with or subsequent to the issuance of such policy, insuring the priority of the Mortgage as a first lien on the Mortgaged Property or, subject to Section 2(d) of the Trust Asset Purchase and Contribution Agreement, a “marked-up” commitment to insure marked as binding and countersigned by the related insurer or its authorized agent (which may be a pro forma or specimen title insurance policy which has been accepted or approved as binding in writing by the related title insurance company), or, subject to Section 2(d) of the Trust Asset Purchase and Contribution Agreement, an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company;

(viii)        (A)  the original or a copy of the related Assignment of Leases, Rents and Profits (if such item is a document separate from the Mortgage) and, if applicable, the originals or copies of any intervening assignments thereof showing a complete chain of assignment from the Originator of the related Mortgage Loan to the most recent assignee of record thereof prior to the Trustee, if any, in each case with evidence of recording thereon; and (B) an original assignment of any related Assignment of Leases, Rents and Profits (a “Reassignment of Assignment of Leases, Rents and Profits”) (if such item is a document separate from the Mortgage), in recordable form, executed by the most recent assignee of record thereof prior to the Trustee or, if none, by the Originator, either in blank or in favor of the Trustee (in such capacity, for the benefit of the Certificateholders), which assignment may be included as part of the corresponding assignment of Mortgage referred to in clause (iii) above;

(ix)          the original or a copy of any environmental indemnity agreements and copies of any environmental insurance policies pertaining to the Mortgaged Properties required in connection with origination of the related Mortgage Loans, if any, and copies of Environmental Reports;

(x)           copies of the currently effective Management Agreements, if any, for the Mortgaged Properties;

(xi)          [Reserved];

(xii)         if the related assignment of contracts is separate from the Mortgage, the original executed version of such assignment of contracts and the assignment thereof to the Trustee (in such capacity, for the benefit of the Certificateholders);

(xiii)        if any related Lock-Box Agreement or Cash Management Account Agreement is separate from the Mortgage or Loan Agreement, a copy thereof; with respect to the Reserve Accounts, Cash Management Accounts and Lock-Box Accounts, if any, a copy of the UCC-1 financing statements, if any, submitted for filing with respect to the mortgagee’s security interest in the Reserve Accounts, Cash Management Accounts and Lock-Box Accounts and all funds contained therein (and UCC-3 assignments of financing statements assigning such UCC-1 financing statements to the Trustee on behalf of the Certificateholders and the related Companion Participation Holder;

(xiv)        originals or copies of all assumption, modification, written assurance and substitution agreements, with evidence of recording thereon if appropriate, in those instances where the terms or provisions of the Mortgage, Note or any related security document have been modified or the related Mortgage Loan has been assumed;

(xv)         the original or a copy of any guaranty of the obligations of the Borrower under the related Mortgage Loan together with, as applicable, (A) the original or copies of any intervening assignments of such guaranty showing a complete chain of assignment from the Originator of the related Mortgage Loan to the most recent assignee thereof prior to the Trustee, if any, and (B) an original assignment of such guaranty executed by the most recent assignee thereof prior to the Trustee or, if none, by the Originator;

(xvi)        the original or a copy of the power of attorney (with evidence of recording thereon, if appropriate) granted by the related Borrower if the Mortgage, Note or other document or instrument referred to above was signed on behalf of the Borrower pursuant to such power of attorney;

(xvii)       [Reserved];

(xviii)      [Reserved];

(xix)        the original (or copy, if the original is held by the Master Servicer) of any letter of credit held by the lender as beneficiary or assigned as security for the related Mortgage Loan;

(xx)         the appropriate assignment or amendment documentation related to the assignment to the Trust of any letter of credit securing the related Mortgage Loan (or copy thereof, if the original is held by the Master Servicer pursuant to Section 2(d) of this Agreement) which entitles the Master Servicer on behalf of the Trust to draw thereon; and

(xxi)        a copy of the related Participation Agreement and any assignment thereof, if required thereby.

provided that whenever the term “Mortgage File” is used to refer to documents actually received by the Purchaser or the Trustee, such term shall not be deemed to include such documents and instruments required to be included therein unless they are actually so received.  The original assignments referred to in clauses (iii), (iv)(B), (viii)(B) and (xv)(B), may be in the form of one or more instruments in recordable form in each applicable filing or recording offices.

EXHIBIT C

FORM OF POWER OF ATTORNEY

(ACRC LENDER LLC)

KNOW ALL MEN BY THESE PRESENTS, that ACRC Lender LLC, as seller under that certain Trust Asset Purchase Agreement dated and effective November 19, 2013 (the “Trust Asset Purchase Agreement”), does hereby appoint [Wells Fargo Bank, National Association (the “Master Servicer”)] [Ares Commercial Real Estate Servicers LLC (the “Special Servicer”)] as [master][special] servicer under the Pooling and Servicing Agreement dated as of November 1, 2013, by and among ACRC 2013-FL1 Depositor LLC, as depositor, Wells Fargo Bank, National Association, as master servicer, Ares Commercial Real Estate Servicer LLC, as special servicer, U.S. Bank National Association, as trustee, U.S. Bank National Association, as certificate administrator, paying agent and custodian, and Trimont Real Estate Advisors, Inc., as trust advisor, and any other party thereto, as its true and lawful attorney-in-fact for it and in its name, place, stead and for its use and benefit:

To perform any and all acts which may be necessary or appropriate to enable the [Master][Special] Servicer to take such action as is necessary to effect the delivery, assignment and/or recordation of any documents and/or instruments relating to any Trust Asset and related Mortgage Loan which has not been delivered, assigned or recorded at the time required for enforcement as provided in the Trust Asset Purchase Agreement, giving and granting unto the [Master][Special] Servicer full power and authority to do and perform any and every lawful act necessary, requisite, or proper in connection with the foregoing and hereby ratifying, approving or confirming all that the [Master][Special] Servicer shall lawfully do or cause to be done by virtue hereof.

Capitalized terms used herein and not so otherwise defined shall have the meanings ascribed to them in the Trust Asset Purchase Agreement.

[SIGNATURE PAGE FOLLOWS]

C-1

IN WITNESS WHEREOF, the undersigned caused this power of attorney to be executed as of the        day of November 2013.

ACRC LENDER LLC, a Delaware limited liability company

By:
Name:
Title:

C-2

EXHIBIT D

TRUST ASSET REPRESENTATIONS AND WARRANTIES

REPRESENTATIONS AND WARRANTIES OF THE SELLER
REGARDING THE INDIVIDUAL TRUST ASSETS

With respect to each Trust Asset, the Seller hereby represents and warrants, as of the date herein specified or, if no such date is specified, as of the Closing Date, except as set forth on Schedule D-1 hereto, that:

(1)           Ownership of Trust Assets.  Immediately prior to the sale, transfer and assignment to the Depositor, the Seller had good title to, and was the sole owner of, each Trust Asset free and clear of any and all liens, charges, pledges, encumbrances or security interests on, in or to such Trust Asset other than with respect to any Trust Asset that is a Participation Interest, the interests of the holders of the other participations. The Seller has full right and authority to sell, assign and transfer each Trust Asset, and the assignment to the Depositor constitutes a legal, valid and binding assignment of such Trust Asset free and clear of any and all liens, charges, pledges, encumbrances or security interests of any nature encumbering such Trust Asset other than with respect to any Trust Asset that is a Participation Interest, the interests of the holders of the other participations.

(2)           Loan Document Status. Each related Mortgage Note, Mortgage, Assignment of Leases (if a separate instrument), guaranty and other agreement executed by or on behalf of the related Borrower, guarantor or other obligor in connection with each Mortgage Loan is the legal, valid and binding obligation of the related Borrower, guarantor or other obligor (subject to any nonrecourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), as applicable, and is enforceable in accordance with its terms, except as such enforcement may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law and except that certain provisions in such Mortgage Loan Documents (including, without limitation, provisions requiring the payment of default interest, late fees or prepayment/yield maintenance premiums) may be further limited or rendered unenforceable by applicable law, but (subject to the limitations set forth above) such limitations or unenforceability will not render such Mortgage Loan Documents invalid as a whole or materially interfere with the mortgagee’s realization of the principal benefits and/or security provided thereby (clauses (i) and (ii) collectively, the “Insolvency Qualifications”).

Except as set forth in the immediately preceding sentences, there is no valid offset, defense, counterclaim or right of rescission available to the related Borrower with respect to any of the related Mortgage Loan Documents, including, without limitation, any such valid offset, defense, counterclaim or right based on intentional fraud by the Seller in connection with the origination of the Mortgage Loan, that would deny the mortgagee the principal benefits intended to be provided by the Mortgage Loan Documents.

(3)           Mortgage Provisions.  The Mortgage Loan Documents for each Mortgage Loan, together with applicable state law, contain provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, nonjudicial foreclosure subject to the limitations set forth in the Insolvency Qualifications.

(4)           Mortgage Status; Waivers and Modifications.  Since origination and except by written instruments set forth in the related Asset File or as otherwise provided in the related Trust Asset documents (a) the material terms of the related Mortgage, Mortgage Note, Trust Asset guaranty, and related Trust Asset documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect; (b) no related Mortgaged Property or any portion thereof has been released from the lien of the related Mortgage in any manner which materially interferes with the security intended to be provided by such Mortgage or the use or operation of the remaining portion of such Mortgaged Property; and (c) neither Borrower nor guarantor has been released from its material obligations under the Mortgage Loan.

(5)           Lien; Valid Assignment.  Subject to the Insolvency Qualifications, each endorsement or assignment of Mortgage and assignment of Assignment of Leases from the Seller constitutes a legal, valid and binding endorsement or assignment from the Seller.  Each related Mortgage and Assignment of Leases is freely assignable without the consent of the related Borrower.  Each related Mortgage is a legal, valid and enforceable first lien on the related Borrower’s fee or leasehold interest in the Mortgaged Property in the principal amount of such Mortgage Loan or allocated loan amount (subject only to Permitted Encumbrances (as defined below)), except as the enforcement thereof may be limited by the Insolvency Qualifications.  Such Mortgaged Property (subject to Permitted Encumbrances) as of origination, to the Seller’s knowledge, as of the Cutoff Date, is free and clear of any recorded mechanics’ liens, recorded materialmen’s liens and other recorded encumbrances and, to the Seller’s knowledge, as of the Cutoff Date, subject to the rights of tenants, no rights exist which under law could give rise to any such lien or encumbrance that would be prior to or equal with the lien of the related Mortgage, except those which are insured against by the applicable Title Policy (as described below).  Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid and enforceable lien on property described therein subject to Permitted Encumbrances, except as such enforcement may be limited by Insolvency Qualifications subject to the limitations described in paragraph 9 below. Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required in order to effect such perfection.

(6)           Permitted Liens; Title Insurance.  Each Mortgaged Property securing a Mortgage Loan is covered by an American Land Title Association or a California Land Title Association loan title insurance policy or a comparable form of loan title insurance policy approved for use in the applicable jurisdiction (or, if such policy is yet to be issued, by a pro forma policy, a preliminary title policy or a “marked up” commitment, in each case with escrow instructions and binding on the title insurer) (the “Title Policy”) in the original principal amount of such Mortgage Loan (or with respect to a Mortgage Loan secured by multiple properties, an amount equal to at least the allocated loan amount with respect to the Title Policy for each such property) after all advances of principal (including any advances held in escrow or reserves), that insures for the benefit of the owner of the indebtedness secured by the Mortgage, the first priority lien of the Mortgage, which lien is subject only to (a) the lien of current real property taxes, water charges, sewer rents and assessments not yet due and payable; (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record specifically identified in the Title Policy; (c) the exceptions (general and specific) and exclusions set forth in such Title Policy; (d) other matters to which like properties are commonly subject; (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property; (f) if the related Mortgage Loan constitutes a cross-collateralized Mortgage Loan, the lien of the Mortgage for another Mortgage Loan contained in the same cross-collateralized group; and (g) condominium declarations of record and identified in such Title Policy, provided that none of which items (a) through (g), individually or in the aggregate, materially interferes with the value, current use or operation of the Mortgaged Property or the security intended to be provided by such Mortgage or with the current ability of the related Mortgaged Property to generate net cash flow sufficient to service the related Mortgage Loan or the Borrower’s ability to pay its obligations when they become due (collectively, the “Permitted Encumbrances”).  Except as contemplated by clause (f) of the preceding sentence none of the Permitted Encumbrances are mortgage liens that are senior to or coordinate and co-equal with the lien of the related Mortgage.  Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no claims have been made by the Seller thereunder and no claims have been paid thereunder. Neither the Seller, nor to the Seller’s knowledge, any other holder of the Mortgage Loan, has done, by act or omission, anything that would materially impair the coverage under such Title Policy.  Each Title Policy contains no exclusion for, or affirmatively insures (except for any Mortgaged Property located in a jurisdiction where such affirmative insurance is not available in which case such exclusion may exist), (a) that the Mortgaged Property shown on the survey is the same as the property legally described in the Mortgage, and (b) to the extent that the Mortgaged Property consists of two or more adjoining parcels, such parcels are contiguous.

(7)           Junior Liens.  It being understood that B notes secured by the same Mortgage as a Mortgage Loan are not subordinate mortgages or junior liens, there are no subordinate mortgages or junior liens encumbering the related Mortgaged Property.

(8)           Assignment of Leases and Rents.  There exists as part of the related Asset File an Assignment of Leases (either as a separate instrument or incorporated into the related Mortgage). Subject to Permitted Encumbrances, each related Assignment of Leases creates a valid first-priority collateral assignment of, or a valid first-priority lien or security interest in, rents and certain rights under the related lease or leases, subject only to a license granted to the related Borrower to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by the Insolvency Qualifications; no person other than the related Borrower owns any interest in any payments due under such lease or leases that is superior to or of equal priority with the lender’s interest therein. The related Mortgage or related Assignment of Leases, subject to applicable law, provides that, upon an event of default under the Mortgage Loan, a receiver may be appointed for the collection of rents or for the related mortgagee to enter into possession to collect the rents or for rents to be paid directly to the mortgagee.

(9)                                 Financing Statements.  Subject to the Insolvency Qualifications, each Mortgage Loan or related security agreement establishes a valid security interest in, and a UCC-1 financing statement has been filed (except, in the case of fixtures, the Mortgage constitutes a fixture filing) in all places necessary to perfect a valid security interest in, the personal property (the creation and perfection of which is governed by the UCC) owned by the Borrower and necessary to operate any Mortgaged Property in its current use other than (1) non-material personal property, (2) personal property subject to purchase money security interests and (3) personal property that is leased equipment. Each UCC-1 financing statement, if any, filed with respect to personal property constituting a part of the related Mortgaged Property and each UCC-2 or UCC-3 assignment, if any, filed with respect to such financing statement was in suitable form for filing in the filing office in which such financing statement was filed.  Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required to effect such perfection.

(10)                          Condition of Property.  The Seller or the originator of the Mortgage Loan inspected or caused to be inspected each related Mortgaged Property within four (4) months of origination of the Mortgage Loan and within twelve (12) months of the Cutoff Date.

An engineering report or property condition assessment was prepared in connection with the origination of each Mortgage Loan no more than twelve (12) months prior to the Cutoff Date, which indicates that, except as set forth in such engineering report or with respect to which repairs were required to be reserved for or made, all building systems for the improvements of each related Mortgaged Property are in good working order, and further indicates that each related Mortgaged Property (a) is free of any material damage, (b) is in good repair and condition, and (c) is free of structural defects, except to the extent (i) any damage or deficiencies that would not materially and adversely affect the use, operation or value of the Mortgaged Property or the security intended to be provided by such Mortgage or repairs with respect to such damage or deficiencies estimated to cost less than $50,000 in the aggregate per Mortgaged Property; (ii) such repairs have been completed; or (iii) escrows or holdbacks in an aggregate amount consistent with the standards utilized by the Seller with respect to similar loans it originates for securitization or for its portfolio have been established, which escrows or holdbacks will in all events be in an aggregate amount not less than the estimated cost of such repairs.  The Seller has no knowledge of any material issues with the physical condition of the Mortgaged Property that the Seller believes would have a material adverse effect on the use, operation or value of the Mortgaged Property other than those disclosed in the engineering report and those addressed in sub-clauses (i), (ii) and (iii) of the preceding sentence.

(11)                          Taxes and Assessments.  As of the date of origination and, to the Seller’s knowledge, as of the Cutoff Date, all taxes, governmental assessments and other outstanding governmental charges (including, without limitation, water and sewage charges) due with respect to the Mortgaged Property (excluding any related personal property) securing the related Mortgage Loan that is or if left unpaid could become a lien on the related Mortgaged Property that would be of equal or superior priority to the lien of the Mortgage and that became due and delinquent and owing prior to the Cutoff Date with respect to each related Mortgaged Property have been paid, or, if the appropriate amount of such taxes or charges is being appealed or is otherwise in dispute, the unpaid taxes or charges are covered by an escrow of funds or other security sufficient to pay such tax or charge and reasonably estimated interest and penalties, if any, thereon.  For purposes of this representation and warranty, such taxes, governmental assessments and other outstanding governmental charges shall not be considered delinquent until the date on which interest and/or penalties would be payable thereon.

(12)                          Condemnation.  As of the date of origination and to the Seller’s knowledge as of the Cutoff Date, there is no proceeding pending or threatened for the total or partial condemnation of such Mortgaged Property that would have a material adverse effect on the use or operation of the Mortgaged Property.

(13)                          Actions Concerning Trust Asset.  As of the date of origination and to the Seller’s knowledge as of the Cutoff Date, there was no pending, filed or threatened action, suit or proceeding, arbitration or governmental investigation involving any Borrower, guarantor, or Mortgaged Property, an adverse outcome of which would reasonably be expected to materially and adversely affect (a) title to the Mortgaged Property, (b) the validity or enforceability of the Mortgage, (c) such Borrower’s ability to perform under the related Mortgage Loan, (d) such guarantor’s ability to perform under the related guaranty, (e) the use, operation or value of the Mortgaged Property, (f) the principal benefit of the security intended to be provided by the Mortgage Loan Documents, (g) the current ability of the Mortgaged Property to generate net cash flow sufficient to service such Mortgage Loan, or (h) the current principal use of the Mortgaged Property.

(14)                          Escrow Deposits.  All escrow deposits and escrow payments currently required to be escrowed with lender pursuant to each Mortgage Loan (including capital improvements and environmental remediation reserves) are in the possession, or under the control, of the Seller or its servicer, and there are no deficiencies (subject to any applicable grace or cure periods) in connection therewith, and all such escrows and deposits (or the right thereto) that are required under the related Mortgage Loan Documents are being conveyed by the Seller to the Depositor or its servicer.  Any and all requirements under the Mortgage Loan as to completion of any material improvements and as to disbursements of any funds escrowed for such purpose, which requirements were to have been complied with on or before Closing Date, have been complied with in all material respects or the funds so escrowed have not been released unless such release was consistent with the Seller’s practices with respect to escrow releases or such released funds were otherwise used for their intended purpose. No other escrow amounts have been released except in accordance with the terms and conditions of the related Mortgage Loan Documents.

(15)                          Insurance.  Each related Mortgaged Property is, and is required pursuant to the related Trust Asset documents to be, insured by a property insurance policy providing coverage for loss in accordance with coverage found under a “special cause of loss form” or “all risk form” that includes replacement cost valuation issued by an insurer meeting the requirements of the related Mortgage Loan Documents and having a claims-paying or financial strength rating of at least “A-:VIII” (for a Mortgage Loan with a principal balance below $35 million) and “A:VIII” (for a Mortgage Loan with a principal balance of $35 million or more) from A.M. Best Company or

“A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A “ from Standard & Poor’s Ratings Service (collectively the “Insurance Rating Requirements”), in an amount (subject to customary deductibles) not less than the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the mortgagor and included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property.

Each related Mortgaged Property is also covered, and required to be covered pursuant to the related Mortgage Loan Documents, by business interruption or rental loss insurance (except where an applicable tenant lease does not permit the tenant to abate rent under any circumstances), which (i) covers a period of not less than 12 months or a specified dollar amount which, in the reasonable judgment of the Seller, will cover no less than 12 months of rental income; (ii) for a Mortgage Loan with a principal balance of $50 million or more contains a 180-day “extended period of indemnity”; and (iii) covers the actual loss sustained during restoration.

If any material part of the improvements, exclusive of a parking lot, located on a Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the related Borrower is required to maintain insurance in the amount of the full replacement cost value of the Mortgaged Property or, alternately, the maximum amount available under the National Flood Insurance Program together with any additional excess flood coverage in an amount generally required by a prudent institutional commercial mortgage lender.

If windstorm and/or windstorm related perils and/or “named storms” are excluded from the primary property damage insurance policy the Mortgaged Property is insured by a separate windstorm insurance policy issued by an insurer meeting the Insurance Rating Requirements or endorsement covering damage from windstorm and/or windstorm related perils and/or named storms, in an amount not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the Improvements and personal property and fixtures owned by the mortgagor and included in the related Mortgaged Property by an insurer meeting the Insurance Rating Requirements.

The Mortgaged Property is covered, and required to be covered pursuant to the related Mortgage Loan Documents, by a commercial general liability insurance policy issued by an insurer meeting the Insurance Rating Requirements including broad-form coverage for property damage, contractual damage and personal injury (including bodily injury and death) in amounts (subject to customary deductibles) as are generally required by the Seller for loans intended for securitization or for its portfolio, and in any event not less than $1 million per occurrence and $2 million in the aggregate.

An architectural or engineering consultant has performed an analysis of each of the Mortgaged Properties located in seismic zones 3 or 4 in order to evaluate the seismic condition of such property, for the sole purpose of assessing the probable maximum loss or scenario expected loss (“PML”) for the Mortgaged Property in the event of an earthquake.  In such instance, the PML was based on a 475-year return period, an exposure period of 50 years and a

10% probability of exceedance.  If the resulting report concluded that the PML would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Mortgaged Property was obtained by an insurer rated at least “A-:VIII” by A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A “ by Standard & Poor’s Ratings Service in an amount not less than 100% of the PML or if such coverage was not available, earthquake insurance was obtained from the applicable state earthquake authority in the maximum amount available.

The Mortgage Loan Documents require insurance proceeds in respect of a property loss to be applied either (a) to the repair or restoration of all or part of the related Mortgaged Property, with respect to all property losses in excess of 5% of the then outstanding principal amount of the related Mortgage Loan, the lender (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses, or (b) to the payment of the outstanding principal balance of such Mortgage Loan together with any accrued interest thereon.

All premiums on all insurance policies referred to in this section required to be paid as of the Cutoff Date have been paid, and such insurance policies name the lender under the Mortgage Loan and its successors and assigns as a loss payee under a mortgagee endorsement clause or, in the case of the general liability insurance policy, as named or additional insured. Such insurance policies will inure to the benefit of the trustee. Each related Mortgage Loan obligates the related Borrower to maintain all such insurance and, at such Borrower’s failure to do so, authorizes the lender to maintain such insurance at the Borrower’s cost and expense and to charge such Borrower for related premiums. All such insurance policies (other than commercial liability policies) require at least 10 days’ prior notice to the lender of termination or cancellation arising because of nonpayment of a premium and at least 30 days prior notice to the lender of termination or cancellation (or such lesser period, not less than 10 days, as may be required by applicable law) arising for any reason other than non-payment of a premium and no such notice has been received by the Seller.

(16)                          Access; Utilities; Separate Tax Lots.  Each Mortgaged Property (a) is located on or adjacent to a public road and has direct legal access to such road, or has access via an irrevocable easement or irrevocable right of way permitting ingress and egress to/from a public road, (b) is served by or has uninhibited access rights to public or private water and sewer (or well and septic) and all required utilities, all of which are appropriate for the current use of the Mortgaged Property, and (c) constitutes one or more separate tax parcels which do not include any property which is not part of the Mortgaged Property or is subject to an endorsement under the related Title Policy insuring the Mortgaged Property, or in certain cases, an application has been made to the applicable governing authority for creation of separate tax lots, in which case the Mortgage Loan requires the Borrower to escrow an amount sufficient to pay taxes for the existing tax parcel of which the Mortgaged Property is a part until the separate tax lots are created.

(17)                          No Encroachments.  To the Seller’s knowledge and based solely on surveys obtained in connection with origination and the lender’s Title Policy (or, if such policy is not yet issued, a pro forma title policy, a preliminary title policy with escrow instructions or a “marked up” commitment) obtained in connection with the origination of each Mortgage Loan, (a) all material improvements that were included for the purpose of determining the appraised value of the related Mortgaged Property at the time of the origination of such Mortgage Loan are within the boundaries of the related Mortgaged Property, except encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property, or are insured by applicable provisions of the Title Policy, (b) no improvements on adjoining parcels encroach onto the related Mortgaged Property except for encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property, or are insured by applicable provisions of the Title Policy and (c) no improvements encroach upon any easements except for encroachments the removal of which would not materially and adversely affect the value or current use of such Mortgaged Property or are insured by applicable provisions of the Title Policy.

(18)                          No Contingent Interest or Equity Participation.  No Mortgage Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature or an equity participation by the Seller.

(19)                          REMIC.  The Mortgage Loan is a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code (but determined without regard to the rule in Treasury Regulations Section 1.860G-2(f)(2) that treats certain defective mortgage loans as qualified mortgages), and, accordingly, (A) the issue price of the Mortgage Loan to the related Borrower at origination did not exceed the non-contingent principal amount of the Mortgage Loan and (B) either: (a) such Mortgage Loan is secured by an interest in real property (including buildings and structural components thereof, but excluding personal property) having a fair market value (i) at the date the Mortgage Loan was originated at least equal to 80% of the adjusted issue price of the Mortgage Loan on such date or (ii) at the Closing Date at least equal to 80% of the adjusted issue price of the Mortgage Loan on such date, provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (A) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (B) a proportionate amount of any lien that is in parity with the Mortgage Loan; or (b) substantially all of the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such Mortgage Loan (other than a recourse feature or other third-party credit enhancement within the meaning of Treasury Regulations Section 1.860G-2(a)(1)(ii)). If the Mortgage Loan was “significantly modified” prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code, it either (x) was modified as a result of the default or reasonably foreseeable default of such Mortgage Loan or (y) satisfies the provisions of either sub-clause (B)(a)(i) above (substituting the date of the last such modification for the date the Mortgage Loan was originated) or sub-clause (B)(a)(ii), including the proviso thereto. Any prepayment premium and yield maintenance charges applicable to the Mortgage Loan constitute “customary prepayment penalties” within the meaning of Treasury Regulations Section 1.860G-(b)(2). All terms used in this paragraph 19 shall have the same meanings as set forth in the related Treasury Regulations.

(20)                          Compliance.  The terms of the Mortgage Loan Documents evidencing such Mortgage Loan, comply in all material respects with all applicable local, state and federal laws and regulations, and the Seller has complied with all material requirements pertaining to the origination of the Mortgage Loan, including but not limited to, usury and any and all other material requirements of any federal, state or local law to the extent non-compliance would have a material adverse effect on the Mortgage Loan.

(21)                          Authorized to do Business.  To the extent required under applicable law, as of the Cutoff Date or as of the date that such entity held the Mortgage Note, each holder of the Mortgage Note was authorized to transact and do business in the jurisdiction in which each related Mortgaged Property is located, or the failure to be so authorized does not materially and adversely affect the enforceability of the Mortgage Loan.

(22)                          Trustee under Deed of Trust.  With respect to each Mortgage which is a deed of trust, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or has been substituted in accordance with the Mortgage and applicable law or may be substituted in accordance with the Mortgage and applicable law by the related mortgagee, and except in connection with a trustee’s sale after a default by the related Borrower or in connection with any full or partial release of the related Mortgaged Property or related security for such Mortgage Loan, and except in connection with a trustee’s sale after a default by the related Borrower, no fees are payable to such trustee except for de minimis fees paid.

(23)                          Local Law Compliance.  To the Seller’s knowledge, based solely upon any of a letter from any governmental authorities, a legal opinion, an architect’s letter, a zoning consultant’s report, an endorsement to the related Title Policy, or other affirmative investigation of local law compliance consistent with the investigation conducted by the Seller for similar commercial and multifamily mortgage loans intended for securitization, the improvements located on or forming part of each Mortgaged Property securing a Mortgage Loan are in material compliance with applicable laws, zoning ordinances, rules, covenants, and restrictions (collectively “Zoning Regulations”) governing the occupancy, use, and operation of such Mortgaged Property or constitute a legal non-conforming use or structure and any non-conformity with zoning laws constitutes a legal non-conforming use or structure which does not materially and adversely affect the use or operation of such Mortgaged Property. In the event of casualty or destruction, (a) the Mortgaged Property may be restored or repaired to the extent necessary to maintain the use of the structure immediately prior to such casualty or destruction, (b) law and ordinance insurance coverage has been obtained for the Mortgaged Property in amounts customarily required by the Seller for loans intended for securitization that provides coverage for additional costs to rebuild and/or repair the property to current Zoning Regulations, (c) the inability to restore the Mortgaged Property to the full extent of the use or structure immediately prior to the casualty would not materially and adversely affect the use or operation of such Mortgaged Property, or (d) title insurance coverage has been obtained for such nonconformity.

(24)                          Licenses and Permits.  Each Borrower covenants in the Mortgage Loan Documents that it shall keep all material licenses, permits, franchises, certificates of occupancy and applicable governmental approvals necessary for the operation of the Mortgaged Property in full force and effect, and to the Seller’s knowledge based upon any of a letter from any government authorities or other affirmative investigation of local law compliance consistent with the investigation conducted by the Seller for similar commercial and multifamily mortgage loans intended for securitization; all such material licenses, permits, franchises, certificates of occupancy and applicable governmental approvals are in effect or the failure to obtain or maintain such material licenses, permits, franchises, certificates of occupancy and applicable governmental approvals does not materially and adversely affect the use and/or operation of the Mortgaged Property as it was used and operated as of the date of origination of the Mortgage Loan or the rights of a holder of the related Mortgage Loan.  The Mortgage Loan requires the related Borrower to be qualified to do business in the jurisdiction in which the related Mortgaged Property is located and for the Borrower and the Mortgaged Property to be in compliance in all material respects with all regulations, zoning and building laws.

(25)                          Recourse Obligations.  The Mortgage Loan Documents for each Mortgage Loan provide that such Mortgage Loan (a) becomes full recourse to the Borrower and guarantor (which is a natural person or persons, or an entity distinct from the Borrower (but may be affiliated with the Borrower) that has assets other than equity in the related Mortgaged Property that are not de minimis) in any of the following events: (i) if any petition for bankruptcy, insolvency, dissolution or liquidation pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by, consented to, or acquiesced in by, the Borrower; (ii) Borrower or guarantor shall have colluded with other creditors to cause an involuntary bankruptcy filing with respect to the Borrower or (iii) transfers of either the Mortgaged Property or equity interests in Borrower made in violation of the Mortgage Loan Documents; and (b) contains provisions providing for recourse against the Borrower and guarantor (which is a natural person or persons, or an entity distinct from the Borrower (but may be affiliated with the Borrower) that has assets other than equity in the related Mortgaged Property that are not de minimis), for losses and damages sustained in the case of (i)(A) misapplication, misappropriation or conversion of rents, insurance proceeds or condemnation awards, or (B) any security deposits not delivered to lender upon foreclosure or action in lieu thereof (except to the extent applied in accordance with leases prior to a Mortgage Loan event of default); (ii) the Borrower’s fraud or intentional misrepresentation; (iii) willful misconduct by the Borrower or guarantor; (iv) breaches of the environmental covenants in the Mortgage Loan Documents; or (v) commission of material physical waste at the Mortgaged Property, which may, with respect to this clause (v), in certain instances, be limited to acts or omissions of the related Borrower, guarantor, property manager or their affiliates, employees or agents.

(26)                          Mortgage Releases.  The terms of the related Mortgage or related Mortgage Loan Documents do not provide for release of any material portion of the Mortgaged Property from the lien of the Mortgage except (a) a partial release, accompanied by principal repayment of not less than a specified percentage at least equal to 115% of the related allocated loan amount of such portion of the Mortgaged Property, (b) upon payment in full of such Mortgage Loan, (c) releases of out-parcels that are unimproved or other portions of the Mortgaged Property which will not have a material adverse effect on the underwritten value of the Mortgaged Property and which were not afforded any material value in the appraisal obtained at the origination of the Mortgage Loan and are not necessary for physical access to the Mortgaged Property or compliance with zoning requirements, or (d) as required pursuant to an order of condemnation. With respect to any partial release under the preceding clauses (a) or (c), either: (x) such release of collateral (i) would not constitute a “significant modification” of the subject Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b)(2) and (ii) would not cause the subject Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Section 860G(a)(3)(A) of the Code; or (y) the mortgagee or servicer can, in accordance with the related Mortgage Loan Documents, condition such release of collateral on the related Borrower’s delivery of an opinion of tax counsel to the effect specified in the immediately preceding clause (x). For purposes of the preceding clause (x), if the fair market value of the real property constituting such Mortgaged Property after the release is not equal to at least 80% of the principal balance of the Mortgage Loan outstanding after the release, the Borrower is required to make a payment of principal in an amount not less than the amount required by the REMIC Provisions.

In the event of a taking of any portion of a Mortgaged Property by a State or any political subdivision or authority thereof, whether by legal proceeding or by agreement, the Borrower can be required to pay down the principal balance of the Mortgage Loan in an amount not less than the amount required by the REMIC Provisions and, to such extent, the award from any such taking may not be required to be applied to the restoration of the Mortgaged Property or released to the Borrower, if, immediately after the release of such portion of the Mortgaged Property from the lien of the Mortgage (but taking into account the planned restoration) the fair market value of the real property constituting the remaining Mortgaged Property is not equal to at least 80% of the remaining principal balance of the Mortgage Loan.

No Mortgage Loan that is secured by more than one Mortgaged Property or that is cross-collateralized with another Mortgage Loan permits the release of cross-collateralization of the related Mortgaged Properties or portion thereof, including a partial condemnation, other than in compliance with the REMIC Provisions.

(27)                          Financial Reporting and Rent Rolls.  The Mortgage Loan Documents for each Mortgage Loan require the Borrower to provide the owner or holder of the Mortgage Loan with quarterly (other than for single-tenant properties) and annual operating statements, and quarterly (other than for single-tenant properties) rent rolls for properties that have leases contributing more than 5% of the in-place base rent and annual financial statements, which annual financial statements (i) with respect to each Mortgage Loan with more than one Borrower are in the form of an annual combined balance sheet of the Borrower entities (and no other entities), together with the related combined statements of operations, members’ capital and cash flows, including a combining balance sheet and statement of income for the Mortgaged Properties on a combined basis and (ii) for each Mortgage Loan with an original principal balance greater than $50 million shall be audited by an independent certified public accountant upon the request of the owner or holder of the Mortgage Loan.

(28)                          Acts of Terrorism Exclusion.  With respect to each Mortgage Loan over $20 million, the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) do not specifically exclude Acts of Terrorism, as defined in the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2007 (collectively referred to as “TRIA”), from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each other Mortgage Loan, the related special all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) did not, as of the date of origination of the Mortgage Loan, and, to the Seller’s knowledge, do not, as of the Cutoff Date, specifically exclude Acts of Terrorism, as defined in TRIA, from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each Mortgage Loan, the related Mortgage Loan Documents do not expressly waive or prohibit the mortgagee from requiring coverage for Acts of Terrorism, as defined in TRIA, or damages related thereto, except to the extent that any right to require such coverage may be limited by availability on commercially reasonable terms.

(29)                          Due on Sale or Encumbrance.  Subject to specific exceptions set forth below, each Mortgage Loan contains a “due on sale” or other such provision for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the consent of the holder of the Mortgage (which consent, in some cases, may not be unreasonably withheld) and/or complying with the requirements of the related Mortgage Loan Documents (which provide for transfers without the consent of the lender which are customarily acceptable to the Seller lending on the security of property comparable to the related Mortgaged Property, including, but not limited to, transfers of worn-out or obsolete furnishings, fixtures, or equipment promptly replaced with property of equivalent value and functionality and transfers by leases entered into in accordance with the Mortgage Loan Documents), (a) the related Mortgaged Property, or any controlling equity interest in the related Borrower, is directly or indirectly pledged, transferred or sold, other than as related to (i) family and estate planning transfers or transfers upon death or legal incapacity, (ii) transfers to certain affiliates as defined in the related Mortgage Loan Documents, (iii) transfers of less than a controlling interest in a Borrower, (iv) transfers to another holder of direct or indirect equity in the Borrower, a specific Person designated in the related Mortgage Loan Documents or a Person satisfying specific criteria identified in the related Mortgage Loan Documents, (v) transfers of common stock in publicly traded companies or (vi) a substitution or release of collateral within the parameters of paragraph 26 above, or (vii) by reason of any mezzanine debt that existed at the origination of the related Mortgage Loan, or future permitted mezzanine debt or (b) the related Mortgaged Property is encumbered with a subordinate lien or security interest against the related Mortgaged Property, other than (i) any companion interest of any Mortgage Loan or any subordinate debt that existed at origination and is permitted under the related Mortgage Loan Documents, (ii) purchase money security interests (iii) any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan or (iv) Permitted Encumbrances. The Mortgage Loan Documents provide that to the extent any Rating Agency fees are incurred in connection with the review of and consent to any transfer or encumbrance, the Borrower is responsible for such payment along with all other reasonable fees and expenses incurred by the Mortgagee relative to such transfer or encumbrance.

(30)                          Single-Purpose Entity.  Each Mortgage Loan requires the Borrower to be a Single-Purpose Entity for at least as long as the Mortgage Loan is outstanding. Both the Mortgage Loan Documents and the organizational documents of the Borrower with respect to each Mortgage Loan with a Cutoff Date Principal Balance in excess of $5 million provide that the Borrower is a Single-Purpose Entity, and each Mortgage Loan with a Cutoff Principal Balance of $20 million or more has a counsel’s opinion regarding non-consolidation of the Borrower. For this purpose, a “Single-Purpose Entity” shall mean an entity, other than an individual, whose organizational documents (or if the Mortgage Loan has a Cutoff Principal Balance equal to $5 million or less, its organizational documents or the related Mortgage Loan Documents) provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties securing the Mortgage Loan and prohibit it from engaging in any business unrelated to such Mortgaged Property or Properties, and whose organizational documents further provide, or which entity represented in the related Mortgage Loan Documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Mortgage Loan Documents, that it has its own books and records and accounts separate and apart from those of any other person (other than a Borrower for a Mortgage Loan that is cross-collateralized and cross-defaulted with the related Mortgage Loan), and that it holds itself out as a legal entity, separate and apart from any other person or entity.

(31)                          Floating Interest Rates.  Each Trust Asset bears interest at a floating rate based on LIBOR unless LIBOR is unavailable.

(32)                          Ground Leases.  For purposes of the Purchase Agreement, a “Ground Lease” shall mean a leasehold estate in real property where the fee owner as the ground lessor conveys for a term or terms of years its entire interest in the land and buildings and other improvements, if any, to the ground lessee (who may, in certain circumstances, own the building and improvements on the land), subject to the reversionary interest of the ground lessor as fee owner.

With respect to any Mortgage Loan where the Mortgage Loan is secured by a ground leasehold estate in whole or in part, and the related Mortgage does not also encumber the related lessor’s fee interest in such Mortgaged Property, based upon the terms of the ground lease and any estoppel or other agreement received from the ground lessor in favor of the Seller, its successors and assigns, the Seller represents and warrants that:

(A)                               The ground lease or a memorandum regarding such ground lease has been duly recorded or submitted for recordation in a form that is acceptable for recording in the applicable jurisdiction. The ground lease or an estoppel or other agreement received from the ground lessor permits the interest of the lessee to be encumbered by the related Mortgage and does not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would materially and adversely affect the security provided by the related Mortgage. To Seller’s knowledge, no material change in the terms of the ground lease had occurred since its recordation, except by any written instruments which are included in the related Asset File;

(B)                               The lessor under such ground lease has agreed in a writing included in the related Asset File (or in such ground lease) that the ground lease may not be amended, modified, canceled or terminated without the prior written consent of the lender and that any such action without such consent is not binding on the lender, its successors or assigns, provided that lender has provided lessor with notice of its lien in accordance with the terms of the ground lease;

(C)                               The ground lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by either borrower or the mortgagee) that extends not less than 20 years beyond the stated maturity of the related Mortgage Loan, or 10 years past the stated maturity if such Mortgage Loan fully amortizes by the stated maturity (or with respect to a Mortgage Loan that accrues on an actual 360 basis, substantially amortizes);

(D)                               The ground lease is not subject to any interests, estates, liens or encumbrances superior to, or of equal priority with, the Mortgage, except for the related fee interest of the ground lessor and the Permitted Encumbrances;

(E)                                The ground lease does not place commercially unreasonable restrictions on the identity of the Mortgagee and the ground lease is assignable to the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor thereunder (or, if such consent is required it either has been obtained or cannot be unreasonably withheld, provided that such ground lease has not been terminated and all amounts due thereunder have been paid), and in the event it is so assigned, it is further assignable by the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor (or, if such consent is required it either has been obtained or cannot be unreasonably withheld, provided that such ground lease has not been terminated and all amounts due thereunder have been paid);

(F)                                 The Seller has not received any written notice of default under or notice of termination of such ground lease. To the Seller’s knowledge, there is no default under such ground lease and no condition that, but for the passage of time or giving of notice, would result in a default under the terms of such ground lease. Such ground lease is in full force and effect as of the Closing Date;

(G)                               The ground lease or ancillary agreement between the lessor and the lessee requires the lessor to give to the lender written notice of any default, provides that no notice of default or termination is effective unless such notice is given to the lender, and requires that the ground lessor will supply an estoppel;

(H)                              A lender is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the ground lease through legal proceedings) to cure any default under the ground lease which is curable after the lender’s receipt of notice of any default before the lessor may terminate the ground lease;

(I)                                   The ground lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by the Seller in connection with loans intended for securitization;

(J)                                   Under the terms of the ground lease, an estoppel or other agreement received from the ground lessor and the related Mortgage (taken together), any related insurance proceeds or the portion of the condemnation award allocable to the ground lessee’s interest (other than in respect of a total or substantially total loss or taking as addressed in subpart (K)) will be applied either to the repair or to restoration of all or part of the related Mortgaged Property with (so long as such proceeds are in excess of the threshold amount specified in the related Mortgage Loan Documents) the lender or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest;

(K)                              In the case of a total or substantial taking or loss, under the terms of the ground lease, an estoppel or other agreement and the related Mortgage (taken together), any related insurance proceeds, or portion of the condemnation award allocable to ground lessee’s interest in respect of a total or substantially total loss or taking of the related Mortgaged Property to the extent not applied to restoration, will be applied first to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest; and

(L)                                Provided that the lender cures any defaults which are susceptible to being cured, the ground lessor has agreed to enter into a new lease with lender upon termination of the ground lease for any reason, including rejection of the ground lease in a bankruptcy proceeding.

(33)                          Servicing.  The servicing and collection practices used by the Seller in respect of each Mortgage Loan complied in all material respects with all applicable laws and regulations and was in all material respects legal, proper and in accordance with Seller’s customary commercial mortgage servicing practices.

(34)                          Rent Rolls; Operating Histories.  The Seller has obtained a rent roll (the “Certified Rent Roll(s)”) certified by the related Borrower or the related guarantor(s) as accurate and complete in all material respects as of a date within 180 days of the date of origination of the related Mortgage Loan.  The Seller has obtained operating histories (the “Certified Operating Histories”) with respect to each Mortgaged Property certified by the related Borrower or the related guarantor(s) as accurate and complete in all material respects as of a date within 180 days of the date of origination of the related Mortgage Loan. The Certified Operating Histories collectively report on operations for a period equal to (a) at least a continuous three-year period or (b) in the event the Mortgaged Property was owned, operated or constructed by the Borrower or an affiliate for less than three years then for such shorter period of time, it being understood that for Mortgaged Properties acquired with the proceeds of a Mortgage Loan, operating histories may not have been available.

(35)                          No Material Default; Payment Record.  No Mortgage Loan has been more than 30 days delinquent, without giving effect to any grace or cure period, in making required payments since origination, and as of the Cutoff Date, no Trust Asset is delinquent (beyond any applicable grace or cure period) in making required payments. To the Seller’s knowledge, there is (a) no material default, breach, violation or event of acceleration existing under the related Trust Asset, or (b) no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of any exception scheduled to any other representation and warranty made by the Seller. No person other than the holder of such Mortgage Loan may declare any event of default under the Mortgage Loan or accelerate any indebtedness under the Mortgage Loan Documents.

(36)                          Bankruptcy.  In respect of each Mortgage Loan, the related Borrower is not a debtor in any bankruptcy, receivership, conservatorship, reorganization, insolvency, moratorium or similar proceeding.

(37)                          Organization of Borrower.  The Seller has obtained an organizational chart or other description of each Borrower which identifies all beneficial controlling owners of the Borrower (i.e., managing members, general partners or similar controlling person for such Borrower) (the “Controlling Owner”) and all owners that hold a 20% or greater direct ownership share (i.e., the “Major Sponsors”). The Seller (1) required questionnaires to be completed by each Controlling Owner and guarantor or performed other processes designed to elicit information from each Controlling Owner and guarantor regarding such Controlling Owner’s or guarantor’s prior history for at least ten (10) years regarding any bankruptcies or other insolvencies, any felony convictions, and (2) performed or caused to be performed searches of the public records or services such as Lexis/Nexis, or a similar service designed to elicit information about each Controlling Owner, Major Sponsor and guarantor regarding such Controlling Owner’s, Major

Sponsor’s or guarantor’s prior history for at least ten (10) years regarding any bankruptcies or other insolvencies, any felony convictions, and provided, however, that records searches were limited to the last ten (10) years. ((1) and (2) collectively, the “Sponsor Diligence”). Based solely on the Sponsor Diligence, to the knowledge of the Seller, no Major Sponsor or guarantor (i) was in a state of federal bankruptcy or insolvency proceeding, (ii) had a prior record of having been in a state of federal bankruptcy or insolvency, or (iii) had been convicted of a felony.

(38)                          Environmental Conditions.  At origination, each Borrower represented and warranted that to its knowledge no hazardous materials or any other substances or materials which are included under or regulated by environmental laws are located on, or have been handled, manufactured, generated, stored, processed, or disposed of on or released or discharged from the Mortgaged Property, except as disclosed by a Phase I environmental assessment (or a Phase II environmental assessment, if applicable) delivered in connection with the origination of the Mortgage Loan or except for those substances commonly used in the operation and maintenance of properties of kind and nature similar to those of the Mortgaged Property in compliance with all environmental laws and in a manner that does not result in contamination of the Mortgaged Property.  A Phase I environmental site assessment (or update of a previous Phase I and or Phase II site assessment) and, with respect to certain Trust Assets, a Phase II environmental site assessment (collectively, an “ESA”) meeting ASTM requirements conducted by a reputable environmental consultant in connection with such Mortgage Loan within 12 months prior to its origination date (or an update of a previous ESA was prepared), and such ESA (i) did not reveal any known circumstance or condition that rendered the Mortgaged Property at the date of the ESA in material noncompliance with applicable environmental laws or the existence of recognized environmental conditions (as such term is defined in ASTM E1527-05 or its successor, hereinafter “Environmental Condition”) or the need for further investigation, or (ii) if any material noncompliance with environmental laws or the existence of an Environmental Condition or need for further investigation was indicated in any such ESA, then at least one of the following statements is true: (A) 125% of the funds reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure any material noncompliance with applicable environmental laws or the Environmental Condition has been escrowed by the related Borrower and is held by the related lender; (B) if the only Environmental Condition relates to the presence of asbestos-containing materials, radon in indoor air, lead based paint, or lead in drinking water, and the only recommended action in the ESA is the institution of such a plan, an operations or maintenance plan has been required to be instituted by the related Borrower that can reasonably be expected to mitigate the identified risk; (C) the Environmental Condition identified in the related environmental report was remediated or abated in all material respects prior to the Cutoff Date, and, as appropriate, a no further action or closure letter was obtained from the applicable governmental regulatory authority (or the environmental issue affecting the related Mortgaged Property was otherwise listed by such governmental authority as administratively “closed” or a reputable environmental consultant has concluded that no further action is required); (D) an environmental policy or a lender’s pollution legal liability insurance policy meeting the requirements set forth below that covers liability for the identified circumstance or condition was obtained from an insurer rated no less than “A “ (or the equivalent) by Moody’s, S&P and/or Fitch; (E) a party not related to the Borrower with assets reasonably estimated to be adequate to effect all necessary remediation was identified as the responsible party for such condition or circumstance; or (F) a party related to the Borrower with assets reasonably estimated to be adequate to effect all necessary remediation was identified as the responsible party for such condition or circumstance is required to take action. The ESA will be part of the Servicing File; and to the Seller’s knowledge, except as set forth in the ESA, there is no (1) known circumstance or condition that rendered the Mortgaged Property in material noncompliance with applicable environmental laws, (ii) Environmental Conditions (as such term is defined in ASTM E1527-05 or its successor), or (iii) need for further investigation.

In the case of each Mortgage Loan set forth on the applicable schedule to the Purchase Agreement, (i) such Mortgage Loan is the subject of an environmental insurance policy, issued by the issuer set forth on such schedule (the “Policy Issuer”) and effective as of the date thereof (the “Environmental Insurance Policy”), (ii) as of the Cutoff Date the Environmental Insurance Policy is in full force and effect, there is no deductible and the trustee is a named insured under such policy, (iii)(a) a property condition or engineering report was prepared, if the related Mortgaged Property was constructed prior to 1985, with respect to asbestos-containing materials (“ACM”) and, if the related Mortgaged Property is a multifamily property, with respect to radon gas (“RG”) and lead-based paint (“LBP”), and (b) if such report disclosed the existence of a material and adverse LBP, ACM or RG environmental condition or circumstance affecting the related Mortgaged Property, the related Borrower (A) was required to remediate the identified condition prior to closing the Mortgage Loan or provide additional security or establish with the mortgagee a reserve in an amount deemed to be sufficient by the Seller, for the remediation of the problem, and/or (B) agreed in the Mortgage Loan Documents to establish an operations and maintenance plan after the closing of the Mortgage Loan that should reasonably be expected to mitigate the environmental risk related to the identified LBP, ACM or RG condition, (iv) on the effective date of the Environmental Insurance Policy, the Seller as originator had no knowledge of any material and adverse environmental condition or circumstance affecting the Mortgaged Property (other than the existence of LBP, ACM or RG) that was not disclosed to the Policy Issuer in one or more of the following: (a) the application for insurance, (b) a Borrower questionnaire that was provided to the Policy Issuer, or (c) an engineering or other report provided to the Policy Issuer, and (v) the premium of any Environmental Insurance Policy has been paid through the maturity of the policy’s term and the term of such policy extends at least five years beyond the maturity of the Mortgage Loan.

(39)                          Lease Estoppels.  With respect to each Mortgage Loan predominantly secured by a retail, office or industrial property leased to a single tenant, the Seller reviewed such estoppel obtained from such tenant no earlier than 90 days prior to the origination date of the related Mortgage Loan, and to the Seller’s knowledge based solely on the related estoppel certificate, the related lease is in full force and effect or if not in full force and effect the related space was underwritten as vacant, subject to customary reservations of tenant’s rights, such as, without limitation, with respect to CAM and pass-through audits and verification of landlord’s compliance with co-tenancy provisions.  With respect to each Mortgage Loan predominantly secured by a retail, office or industrial property, the Seller has received lease estoppels executed within 90 days of the origination date of the related Mortgage Loan that collectively account for at least 65% of the in-place base rent for the Mortgaged Property or set of cross-collateralized properties that secure a Mortgage Loan that is represented on the Certified Rent Roll.  To the Seller’s knowledge, each lease represented on the Certified Rent Roll is in full force and effect as of the date of the Certified Rent Roll, subject to customary reservations of tenant’s rights, such as with respect to CAM and pass-through audits and verification of landlord’s compliance with co-tenancy provisions.

(40)                          Appraisal.  The Asset File contains an appraisal of the related Mortgaged Property with an appraisal date within six (6) months of the Mortgage Loan origination date, and within twelve (12) months of the Cutoff Date. The appraisal is signed by an appraiser who is a Member of the Appraisal Institute (“MAI”) and, to the Seller’s knowledge, had no interest, direct or indirect, in the Mortgaged Property or the Borrower or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan. Each appraiser has represented in such appraisal or in a supplemental letter that the appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation.

(41)                          Trust Asset Schedule.  The information pertaining to each Trust Asset which is set forth in the Trust Asset Schedule attached as an exhibit to the Purchase Agreement is true and correct in all material respects as of the Cutoff Date and contains all information required by the Pooling and Servicing Agreement to be contained therein.

(42)                          Cross-Collateralization.  No Mortgage Loan is cross-collateralized or cross-defaulted with any other Mortgage Loan that is outside the Mortgage Pool.

(43)                          Advance of Funds by the Seller.  No advance of funds has been made by the Seller to the related Borrower other than as required pursuant to the terms of the related Mortgage Loan Documents, and no funds have been received from any person other than the related Borrower or an affiliate, directly, or, to the knowledge of the Seller, indirectly for, or on account of, payments due on the Mortgage Loan. Neither the Seller nor any affiliate thereof has any obligation to make any capital contribution to any Borrower under a Mortgage Loan, other than holdbacks provided for in the related Mortgage Loan Documents and contributions made on or prior to the Closing Date.

(44)                          Compliance with Anti-Money Laundering Laws.  The Seller has complied in all material respects with its internal procedures with respect to all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 in connection with the origination of the Mortgage Loan.

(45)                          Participations.  With respect to any Trust Asset that is a Participation Interest:

(A)                               the Seller is the record mortgagee of the related Mortgage Loan and is the lead and control participant (“Lead Participant”) pursuant to a Participation Agreement that is legal, valid and enforceable as between its parties, and which provides that the Lead Participant has full power, authority and discretion to service the Mortgage Loan, modify and amend the terms thereof, pursue remedies and enforcement actions, including foreclosure or other legal action, without consent or approval of any other participant (each, a “Third Party Participant”);

(B)                               each Third Party Participant is required to pay its pro rata share of any expenses, costs and fees associated with servicing and enforcing rights and remedies under the related Mortgage Loan upon request therefor by the Lead Participant;

(C)                               each Participation Agreement is effective to convey the related other participation interest (the “Other Participation Interest”) to the related Third Party Participant and is not intended to be or effective as a loan or other financing secured by the Mortgage Loan.  The Lead

Participant owes no fiduciary duty or obligation to any Third Party Participant pursuant to the Participation Agreement;

(D)                               all amounts due and owing to any Third Party Participant pursuant to each Participation Agreement have been duly and timely paid.  There is no default by Lead Participant, or to Seller’s knowledge, by any Third Party Participant under any Participation Agreement;

(E)                                the Participation Interest and Lead Participant role, rights and responsibilities are assignable by Seller without consent or approval other than those that have been obtained.  The Lead Participant will timely file all necessary assignments, notices, and documents in order to convey record title of the Mortgage Loan and other rights and interests to Issuer in its capacity as successor Lead Participant;

(F)                                 the terms of the Participation Agreement do not require or obligate the Lead Participant or its successor or assigns to repurchase the related Other Participation Interest under any circumstances; and

(G)                               Seller, in selling the related Other Participation Interest to each Third Party Participant made no misrepresentation, fraud or omission of information necessary for the Third Party Participant to make an informed decision to purchase the related Other Participation Interest.

For purposes of these representations and warranties, the phrases “the Seller’s knowledge” or “the Seller’s belief” and other words and phrases of like import shall mean, except where otherwise expressly set forth herein, the actual state of knowledge or belief of the officers and employees of the Seller directly responsible for the underwriting, origination, servicing or sale of the Trust Assets and the related Mortgage Loans regarding the matters expressly set forth herein, in each case without having conducted any independent inquiry into such matters and without any obligation to do so (except (i) having sent to any servicer servicing the Trust Assets and the related Mortgage Loans on behalf of the Seller specific inquiries regarding the matters referred to and (ii) as expressly set forth herein).

It is understood and agreed that the representations and warranties set forth in this Exhibit D shall survive delivery of the respective Mortgage Files to the Purchaser and/or the Trustee and shall inure to the benefit of the Purchaser and its successors and assigns (including without limitation the Trustee and the holders of the Certificates), notwithstanding any restrictive or qualified endorsement or assignment.

SCHEDULE D-1 TO EXHIBIT D

EXCEPTIONS TO REPRESENTATIONS AND WARRANTIES

Representation numbers referred to below relate to the corresponding Trust Asset representations and warranties set forth in Exhibit D to the Trust Asset Purchase Agreement.

Representation Number on Exhibit D	Trust Asset Name and Number as Identified on Exhibit A	Description of Exception
10 Condition of Property	425 Third Avenue Apartments

The property condition assessment prepared in connection with origination was completed on September 5, 2012 which is greater than 12 months prior to the Cutoff Date. The property condition assessment was prepared within one (1) month of the origination date.

10 Condition of Property	Austin Office Portfolio

The property condition assessments prepared in connection with origination were completed on December 27, 2011, which is greater than 12 months prior to the Cutoff Date. The property condition assessment was prepared within three (3) months of the origination date.

10 Condition of Property	NY Multi Portfolio I

The property condition assessments prepared in connection with origination were completed in September 2012, which is greater than 12 months prior to the Cutoff Date. The property condition assessment was prepared within two (2) months of the origination date.

10 Condition of Property	Coldwater Springs Apartments

The property condition assessment prepared in connection with origination was prepared on August 13, 2012 which is greater than 12 months prior to the Cutoff Date. The property condition assessment was prepared within one (1) month of the origination date.

10 Condition of Property	NY Multi Portfolio II

The property condition assessments prepared in connection with origination were completed in September 2012, which is greater than 12 months prior to the Cutoff Date. The property condition assessment was prepared within two (2) months of the origination date.

10 Condition of Property	NY Multi Portfolio III

The property condition assessments prepared in connection with origination were completed in September 2012, which is greater than 12 months prior to the Cutoff Date. The property condition assessment was prepared within two (2) months of the origination date.

16(c) Access: Utilities: Separate Tax Lots	Plantation Key & Providence Park	Tax parcel endorsements are not available in Florida, where the Mortgaged Property is located.

16(c) Access: Utilities: Separate Tax Lots	One Financial Plaza	Tax parcel endorsements are not available in Florida, where the Mortgaged Property is located.

23 Local Law Compliance	425 Third Avenue Apartments

As of October 2013, a search of the records of the Department of Buildings indicated that there are sixteen (16) open violations. The open items are related to violations of the elevator and the façade work that was being completed at the Mortgaged Property. Fourteen (14) open violations are related to non-hazardous elevator violations. One (1) open violation is related to a hazardous elevator violation. One (1) open violation refers to a violation of the awning. Borrower is required under the Mortgage Loan Documents to remedy the violations within eighteen (18) months of the origination date.

23 Local Law Compliance	Halstead Apartments

According to a zoning report obtained at origination, there are twenty-six (26) items are listed as “active” with the Public Works & Engineering Building Inspections of Houston, Texas. Borrower is required under the Mortgage Loan Documents to remedy these violations within one (1) year of the origination date. As of October 2013, a search of the Department of Housing Preservation & Development noted twenty-seven (27) housing violations.

23 Local Law Compliance	NY Multi Portfolio I

As of October 2013, a search of the records of the Department of Building for the individual Mortgaged Property located at 319-321 E. 78th Street, NY, NY indicated four (4) open violations are related to the boiler including a problem with low pressure and failure to file a boiler inspection in 2011. As of December 2012, a title report search noted

Representation Number on Exhibit D	Trust Asset Name and Number as Identified on Exhibit A	Description of Exception

twenty-eight (28) housing violations at the same individual Mortgaged Property.

As of October 2013, a search of the Department of Building for the individual Mortgaged Property located at 101 MacDougal Street, NY, NY, indicated five (5) open violations that are related to the boiler. As of December 2012, a title report search noted eighty-three (83) housing violations at the same individual Mortgaged Property.

As of October 2013, a search of the records of the Department of Building for the individual Mortgaged Property located at 354-356 State Street, Brooklyn, NY, indicated five (5) open violations that are related to a failure to maintain the boiler. As of December 2012, a title report search noted forty-nine (49) housing violations at the same individual Mortgaged Property.

As of October 2013, a search of the records of the Department of Building for the individual Mortgaged Property located at 504 E, 88th Street, NY, NY, indicated one (1) open violation that is related to a failure to maintain the boiler. As of December 2012, a title report search noted thirteen (13) housing violations at the same individual Mortgaged Property.

Borrower is required under the Mortgage Loan Documents to remedy these violations within eighteen (18) months of the origination date.

23 Local Law Compliance	NY Multi Portfolio II

As of October 2013, a search of the records of the Department of Building for the individual Mortgaged Property located at 234-238 E. 33rd Street, NY, NY, indicated twelve (12) open violations. Four (4) violations are related to the boiler. Six (6) open violations are related to the façade of the properties and one (1) of these violations is listed as a hazardous violation. A Partial Work Order was placed on the Mortgaged Property in 2006 but it has since been lifted. As of December 2012, a title report search noted forty-four (44) housing violations at the same individual Mortgaged Property.

As of October 2013, a search of the records of the Department of Building for the individual Mortgaged Property located at 325 E. 83rd Street, NY, NY noted one (1) open violations that is related to the boiler. As of December 2012, a title report search noted fifty-two (52) housing violations at the same individual Mortgaged Property.

As of October 2013, a search of the records of the Department of Building for the individual Mortgaged Property located at 410 E. 64th Street, NY, NY noted eight (8) open violations. Four (4) violations are related to the boiler. One (1) open violation states that the “BORO commissioner has ordered all work be stopped due to permit holder withdrawal.” The violation relates to an old permit that was amended. The current general contractor is working under the amended permit which is still in effect. One (1) open violation states that there is not an approved plan at the jobsite. As of December 2012, a title report search noted forty-seven (47) housing violations at the same individual Mortgaged Property.

Borrower is required under the Mortgage Loan Documents to remedy these violations within eighteen (18) months of the origination date.

23 Local Law Compliance	NY Multi Portfolio III

As of October 2013, a search of the records of the Department of Building for the individual Mortgaged Property located at 233 E. 82nd Street indicated two (2) open violations. One (1) open violation is related to the boiler. One (1) open violation is classified as hazardous and is related to the failure to maintain the building and certain defects in the fire escape. As of December 2012, a title report search noted thirteen (13) housing violations at the same individual Mortgaged Property.

As of October 2013, a search of the records of the Department of Building for the individual Mortgaged Property located at 310 E. 83rd Street indicated six (6) open violations. A Partial Stop Work Order had been issued at the Mortgaged Property for one unit. The issue has

Representation Number on Exhibit D	Trust Asset Name and Number as Identified on Exhibit A	Description of Exception

since been resolved. Two (2) open violations related to the failure to clear previous violations. Two (2) open violations are classified as hazardous relating to electrical wires. Two (2) open violations are related to an issue with plumbing. As of December 2012, a title report search noted ninety-three (93) housing violations at the same individual Mortgaged Property.

As of October 2013, a search of the Department of Building for the individual Mortgaged Property located at 104 E. 7th Street indicated four (4) open violations. One (1) open violation states that the “BORO commissioner has ordered all work be stopped due to permit holder withdrawal.” The violation relates to an old permit that was amended. The current general contractor is working under the amended permit which is still in effect. Three (3) open violations are related to the boiler. As of December 2012, a title report search noted thirty-two (32) housing violations at the same individual Mortgaged Property.

As of October 2013, a search of the Department of Building for the individual Mortgaged Property located at 438-440 E. 13th Street indicated eight (8) open violations. One (1) open violation states that the “BORO commissioner has ordered all work be stopped due to permit holder withdrawal.” The violation relates to an old permit that was amended. The current general contractor is working under the amended permit which is still in effect. Three (3) open violations are classified as hazardous from 2001-2009 relating to a failure to maintain exterior building walls. One (1) open violation states that the building is under structural monitoring. As of December 2012, a title report search noted eighty-one (81) housing violations at the same individual Mortgaged Property

Borrower is required under the Mortgage Loan Documents to remedy these violations within eighteen (18) months of the origination date.

25 Recourse Obligations	425 Third Avenue Apartments

The Mortgage Loan Documents provide for recourse for losses and damages, but not full recourse in the event of certain transfers of certain limited, indirect, non-controlling equity interests in Borrower or Borrower’s general partner.

25 Recourse Obligations	All Trust Assets

The Mortgage Loan Documents do not provide for recourse against the Borrower and guarantor for losses and damages sustained in the case of (i) willful misconduct by Borrower or guarantor or (ii) breaches of the environmental covenants in the Mortgage Loan Documents; provided that there is a separate environmental indemnity agreement pursuant to which Borrower and Guarantor agree to indemnify Seller for losses resulting from certain environmental conditions at the Mortgaged Property.

26 Mortgage Releases	Austin Office Portfolio

A partial release of one of the individual Mortgaged Properties is permitted and the release price is equal to the greater of (i) the Allocated Loan Amount for such Mortgaged Property and (ii) the amount necessary to reduce the outstanding principal balance of the Mortgage Loan such that (a) the ratio of the outstanding principal to the value of the remaining property is not greater than sixty percent (60%) and (ii) the net operating income with respect to the remaining property is not less than twelve percent (12%), accounting for replacement reserves, and, with respect to a sale of a certain individual property, excluding rental income attributable to one of the major tenants. The Mortgage Loan Documents do not specifically reference compliance with the REMIC Provisions with respect to the release but the release provisions satisfy REMIC requirements.

26 Mortgage Releases	NY Multi Portfolio I

A partial release of an individual Mortgaged Property is permitted accompanied by the greater of (i) 120% of the Allocated Loan Amount of such individual Mortgaged Property and (y) 100% of the net sales proceeds of such individual Mortgaged Property. The Mortgage Loan Documents do not specifically reference compliance with the REMIC Provisions with respect to the release, but the release provisions satisfy REMIC requirements.

26 Mortgage Releases	One Financial Plaza	A parcel release is permitted of either or both of two parcels of the

Representation Number on Exhibit D	Trust Asset Name and Number as Identified on Exhibit A	Description of Exception

Mortgaged Property which currently contain buildings totaling 19,371 square feet. The parcels were not given any material value in the appraisal obtained at the origination of the Mortgage Loan. The Mortgage Loan Documents provide that as a condition to the release, the release parcel shall not use or depend on the remaining collateral for any parking or access.

26 Mortgage Releases	NY Multi Portfolio II

A partial release of an individual property is permitted accompanied by the greater of (i) 120% of the Allocated Loan Amount of such individual Mortgaged Property and (y) 100% of the net sales proceeds of such individual Mortgaged Property. The Mortgage Loan Documents do not specifically reference compliance with the REMIC Provisions with respect to the release but the release provisions satisfy REMIC requirements.

26 Mortgage Releases	NY Multi Portfolio III

A partial release of an individual property is permitted accompanied by the greater of (i) 120% of the Allocated Loan Amount of such individual Mortgaged Property and (y) 100% of the net sales proceeds of such individual Mortgaged Property. The Mortgage Loan Documents do not specifically reference compliance with the REMIC Provisions with respect to the release but the release provisions satisfy REMIC requirements.

27 Financial Reporting and Rent Rolls	NY Multi Portfolio I

The Mortgage Loan Documents do not require quarterly or annual operating statements. Borrower is required to provide within 20 days after the end of each calendar month to Trust Asset Seller with a copy of Borrower’s income statement showing all revenues, accrued real estate taxes and all items of operating expense, capital expenditures and reserves paid with revenues, balance sheet, cash flow statement and rent roll, for the preceding month and the calendar year to date showing a comparison of the actual results of operations to the operating budget.

27 Financial Reporting and Rent Rolls	NY Multi Portfolio II

The Mortgage Loan Documents do not require quarterly or annual operating statements. Borrower is required to provide within 20 days after the end of each calendar month to Trust Asset Seller with a copy of Borrower’s income statement showing all revenues, accrued real estate taxes and all items of operating expense, capital expenditures and reserves paid with revenues, balance sheet, cash flow statement and rent roll, for the preceding month and the calendar year to date showing a comparison of the actual results of operations to the operating budget.

27 Financial Reporting and Rent Rolls	NY Multi Portfolio III

The Mortgage Loan Documents do not require quarterly or annual operating statements. Borrower is required to provide within 20 days after the end of each calendar month to Trust Asset Seller with a copy of Borrower’s income statement showing all revenues, accrued real estate taxes and all items of operating expense, capital expenditures and reserves paid with revenues, balance sheet, cash flow statement and rent roll, for the preceding month and the calendar year to date showing a comparison of the actual results of operations to the operating budget.

28 Terrorism	All Trust Assets (except Halstead Apartments, Saxon Woods Apartments, Promenade at Peachtree Apartments, Longwood Apartments, Lexington Farm Apartments)

For each Mortgage Loan, the insurance policies obtained by the Borrower do not exclude acts of terrorism, but the Mortgage Loan Documents do not require the Borrower to provide coverage for Acts of Terrorism.

29 Due on Sale or Encumbrance	All Trust Assets	The Mortgage Loan Documents do not require that the Borrower pay for any Rating Agency fees incurred in connection with the review of and consent to any transfer or encumbrance.

30 Single-Purpose Entity	425 Third Avenue Apartments Austin Office Portfolio One Financial Plaza Coldwater Springs Apartments	The Mortgage Loans do not have a counsel’s opinion regarding the non-consolidation of the Borrower. Each Mortgage Loan does not require that the Borrower include an independent director.

Representation Number on Exhibit D	Trust Asset Name and Number as Identified on Exhibit A	Description of Exception
30 Single-Purpose Entity	Commerce Plaza I & II	The Mortgage Loans do not require a counsel’s opinion regarding the non-consolidation of the Borrower.

34 Rent Rolls: Operating Histories	189 North Bernardo Avenue

The Seller received Certified Operating Histories with respect to the Mortgaged Property but did not receive information for a continuous three year period because it did not receive operating information from 2010 because the Mortgaged Property was vacant in 2010.

40 Appraisal	NY Multi Portfolio I	An appraisal was obtained for the Mortgaged Property dated October 11, 2012, more than 12 months prior to the Cutoff Date. The appraisal was dated within two (2) months of the origination date.

40 Appraisal	Coldwater Springs Apartments	An appraisal was obtained for the Mortgaged Property dated July 31, 2012, more than 12 months prior to the Cutoff Date. The appraisal was dated within two (2) months of the origination date.

40 Appraisal	NY Multi Portfolio II	An appraisal was obtained for the Mortgaged Property dated October 11, 2012, more than 12 months prior to the Cutoff Date. The appraisal was dated within two (2) months of the origination date.

40 Appraisal	NY Multi Portfolio III	An appraisal was obtained for the Mortgaged Property dated October 11, 2012, more than 12 months prior to the Cutoff Date. The appraisal was dated within two (2) months of the origination date.

EXHIBIT E

FORM OF CERTIFICATE OF AN OFFICER OF THE SELLER

Certificate of Officer of ACRC Lender LLC

I,                                             , a                                              of ACRC Lender LLC (the “Seller”), hereby certify as follows:

(1)                                 The Seller is a limited liability company duly formed and validly existing under the laws of the State of Delaware.

(2)                                 Attached hereto as Attachment A is a true, correct and complete copy of the Certificate of Formation of the Seller, including any amendments thereto, as certified by the Secretary of State of the State of Delaware; said Certificate of Formation is in full force and effect on the date hereof and has not been amended, modified or rescinded.

(3)                                 Attached hereto as Attachment B is a true, correct and complete copy of the Limited Liability Company Agreement of the Seller (“LLC Agreement”), including any amendments thereto; the LLC Agreement is in full force and effect on the date hereof and has not been amended, modified or rescinded.

(4)                                 Attached hereto as Attachment C is a true, correct and complete copy of a resolution duly adopted by the written consent of the Sole Member of the Seller on November       , 2013; such resolution is in full force and effect on the date hereof and has not been amended, modified or rescinded.

(5)                                 Attached hereto as Attachment D is a true, complete and correct copy of the Certificate of Good Standing of the Seller dated November       , 2013, issued by the Secretary of State of Delaware.

(6)                                 Each person listed below is and has been a duly elected and qualified officer or authorized signatory of the Seller and his or her genuine signature is set forth opposite his or her name:

Name	Office	Signature

(7)                                 Each person listed above who signed, either manually or by facsimile signature, the Trust Asset Purchase, dated November 19, 2013 (the “Purchase Agreement”), between the Seller and ACRC 2013-FL1 Depositor LLC and providing for the purchase of the Trust Assets by ACRC 2013-FL1 Depositor LLC from the Seller, was, at the respective times of such signing and delivery, duly authorized or appointed to execute such documents in such capacity, and the signatures of such persons or facsimiles thereof appearing on such documents are their genuine signatures.

Capitalized terms not otherwise defined herein have the meanings assigned to them in the Purchase Agreement.

[REMAINDER OF THE PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the undersigned has executed this certificate as of November       , 2013.

By:
Name:
Title:

I,                                     ,                                     , hereby certify that                                      is a duly elected or appointed, as the case may be, qualified and acting                                      of the Seller and that the signature appearing above is his or her genuine signature.

IN WITNESS WHEREOF, the undersigned has executed this certificate as of November       , 2013.

By:
Name:
Title: